                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      UNITED STATES CELLULAR CORPORATION
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                     N/A
- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
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                                     N/A
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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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
UNITED STATES CELLULAR CORPORATION
8410 West Bryn Mawr Avenue
Suite 700
Chicago, Illinois 60631

                                                            [LOGO]

                                                  April 13, 1995
Dear Shareholders:

    You are cordially invited to attend the Company's Annual Meeting on Wednesday, May 17, 1995, at 10:00 a.m., Chicago time, at Harris Trust and Savings Bank, 111 West Monroe Street, 8th Floor, Chicago, Illinois, in the Auditorium. At the meeting, we will report on the plans and accomplishments of United States Cellular Corporation.

    The formal notice of the meeting, Proxy Statement and 1994 Annual Report are enclosed. The Proxy Statement contains information about the nominees for the Board of Directors. Class II directors are being elected at the 1995 annual meeting. In addition, shareholders are being asked to approve the Company's 1994 Employee Stock Purchase Plan, to approve the Company's 1994 Long-Term Incentive Plan and to ratify the selection of independent public accountants for the current fiscal year. The Board of Directors recommends a vote "FOR" the nominees and "FOR" each of the proposals.

    The Board of Directors and members of our management team will be at the Annual Meeting to discuss our record of achievement and plans for the future. We would like to have as many shareholders as possible represented at the meeting. Therefore, please sign and return the enclosed proxy, whether or not you plan to attend the meeting.

    If you have any questions prior to the Annual Meeting, please call the External Reporting Department at (312) 399-8900.

    We look forward with pleasure to visiting with you at the Annual Meeting.

                            With very best regards,

/s/ LeRoy T. Carlson, Jr.                              /s/ H. Donald Nelson

LeRoy T. Carlson, Jr.                                  H. Donald Nelson
Chairman                                               President and Chief
                                                       Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT

To the Shareholders of

                       UNITED STATES CELLULAR CORPORATION

    The   Annual  Meeting  of   the  Shareholders  of   United  States  Cellular
Corporation, a Delaware corporation (the "Company" or "USM"), will be held at Harris Trust and Savings Bank, 111 West Monroe Street, 8th Floor, Chicago, Illinois, in the Auditorium, on Wednesday, May 17, 1995, at 10:00 a.m., Chicago time, for the following purposes:

    1.  to elect two Class II directors;

    2.  to approve the 1994 Employee Stock Purchase Plan of the Company;

    3.  to approve the 1994 Long-Term Incentive Plan of the Company;

    4. to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year; and

    5. to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on March 31, 1995, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. This Notice of Annual Meeting of Shareholders and Proxy Statement is first being sent to shareholders on or about April 13, 1995.

    The Board of Directors would like to have all shareholders represented at the Annual Meeting. If you do not expect to be present, please sign and mail your proxy in the enclosed self-addressed envelope to Harris Trust and Savings Bank, 311 West Monroe Street, Chicago, Illinois 60606. You have the power to revoke your proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting.

    On February 28, 1995, the Company had outstanding 48,669,112 Common Shares, par value $1.00 per share (excluding 426 shares held by the Company), 33,005,877 Series A Common Shares, par value $1.00 per share, and 95,972 shares of Preferred Stock, par value $1.00 per share. The holder of Series A Common Shares and shares of Preferred Stock will elect one Class II director at the Annual Meeting, and the holders of Common Shares will elect one Class II director at the Annual Meeting. On the record date, Telephone and Data Systems, Inc., an Iowa corporation ("TDS"), was the sole holder of Series A Common Shares and shares of Preferred Stock. The holder of Series A Common Shares is entitled to ten votes for each Series A Common Share and one vote for each share of Preferred Stock held in such holder's name with respect to all matters on which the holder of Series A Common Shares and shares of Preferred Stock is entitled to vote at the Annual Meeting. Each holder of outstanding Common Shares is entitled to one vote for each Common Share held in such holder's name with respect to all matters on which the holders of Common Shares are entitled to vote at the Annual Meeting. Proxies are being requested from the holders of Common Shares in connection with the election of one Class II director to be elected by holders of Common Shares, the approval of the 1994 Employee Stock Purchase Plan, the approval of the 1994 Long-Term Incentive Plan and the ratification of the selection of Arthur Andersen LLP.

                               VOTING INFORMATION

    TDS, as the holder of Series A Common Shares and shares of Preferred Stock may, with respect to the election of the Class II director to be elected by the holder of Series A Common Shares and shares of Preferred Stock, vote FOR the election of such director nominee or WITHHOLD authority to vote for such director nominee. Holders of Common Shares may, with respect to the election of the Class II director to be elected by the holders of Common Shares, vote FOR the election of such director nominee or WITHHOLD authority to vote for such director nominee. A shareholder may, with respect to the proposal to approve the 1994 Employee Stock Purchase Plan, (i) vote FOR approval, (ii) vote AGAINST approval or (iii) ABSTAIN from voting on the proposal. A shareholder may, with respect to the proposal to approve the 1994 Long-Term Incentive Plan, (i) vote FOR approval, (ii) vote AGAINST approval or (iii) ABSTAIN from voting on the proposal. A shareholder may, with respect to the proposal to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for 1995, (i) vote FOR ratification, (ii) vote AGAINST ratification or (iii) ABSTAIN from voting on the proposal. All properly executed and unrevoked proxies received in the accompanying form in time for the 1995 Annual Meeting will be voted in the manner directed therein. If no direction is made, a proxy by the holder of Series A Common Shares and shares of Preferred Stock will be voted FOR the election of the named director nominee to serve as a Class II director, a proxy by a holder of Common Shares will be voted FOR the election of the named director nominee to serve as a Class II director and a proxy by any shareholder will be voted FOR the proposals to approve the 1994 Employee Stock Purchase Plan, to approve the 1994 Long-Term Incentive Plan and to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for 1995. If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted with respect to a particular matter, such non-votes will not be considered present and entitled to vote on such matter, although such votes may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum.

    The election of the Class II directors to be elected requires the affirmative vote of a plurality of the voting power of the shares present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. Accordingly, if a quorum is present at the Annual Meeting, each person receiving the greatest number of votes by the holders of shares entitled to vote with respect to the election of such Class II director will be elected to serve as a Class II director. Since the election of each Class II director requires only the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote with respect to such matter, withholding authority to vote for the nominee and non-votes with respect to the election of the Class II directors will not affect the outcome of the election of the Class II directors.

    If a quorum is present at the Annual Meeting, the approval of the 1994 Employee Stock Purchase Plan requires the affirmative vote of a majority of the voting power of the Common Shares, Series A Common Shares and shares of Preferred Stock voting together and present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. A vote to abstain from voting on such proposal will be treated as a vote against such proposal. Non-votes with respect to such proposal will not affect the determination of whether such proposal is approved.

    If a quorum is present at the Annual Meeting, the approval of the 1994 Long-Term Incentive Plan requires the affirmative vote of a majority of the voting power of the Common Shares, Series A Common Shares and shares of Preferred Stock voting together and present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. A vote to abstain from voting on such proposal will be treated as a vote against such proposal. Non-votes with respect to such proposal will not affect the determination of whether such proposal is approved.

    If a quorum is present at the Annual Meeting, the ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants for 1995 requires the affirmative vote of a majority of the voting power of the Common Shares, Series A Common Shares and shares of Preferred Stock voting together and present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. A vote to abstain from voting on such proposal will be treated as a vote against such proposal. Non-votes with respect to such proposal will not affect the determination of whether such proposal is approved.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Board of Directors is divided into three classes. Every year, one of the classes is elected to serve for three years. At the Annual Meeting, two Class II directors will be elected for terms of three years, or until their successors are elected and qualified. The nominees for election as Class II directors are identified in the table below. In the event any nominee, who has expressed an intention to serve if elected, fails to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee designated by the Board of Directors.

NOMINEES

             CLASS II DIRECTORS--TERMS SCHEDULED TO EXPIRE IN 1998

    The following persons, if elected at the Annual Meeting of Shareholders on May 17, 1995, will serve as Class II directors for a period of three years, or until their successors are elected and qualified.

                                                                                                      SERVED AS
                                                              POSITION WITH THE COMPANY               DIRECTOR
                 NAME                       AGE                AND PRINCIPAL OCCUPATION                 SINCE
- - ---------------------------------------     ---     ----------------------------------------------  -------------
Paul-Henri Denuit......................         60  Director of the Company and Chief Executive         1988
                                                     Officer and Managing Director of S.A. Coditel
Murray L. Swanson......................         53  Director of the Company and Executive Vice          1987
                                                     President-Finance of TDS

    Paul-Henri Denuit was appointed a director of the Company in 1988. Since 1971, he has served as Chief Executive Officer and Managing Director of S.A. Coditel, which is a shareholder of the Company. Mr. Denuit was appointed as a director of the Company pursuant to the terms of a Common Stock Purchase Agreement dated April 24, 1987, between the Company and S.A. Coditel.

    Murray L. Swanson has been Executive Vice President-Finance and chief financial officer of TDS for more than five years. Mr. Swanson also serves on the Board of Directors of TDS and American Paging, Inc. (American Stock Exchange listing symbol "APP"), a subsidiary of TDS which provides radio paging services.

    Mr. Denuit and Mr. Swanson are current Class II directors. Mr. Denuit will be elected by the holders of Common Shares and Mr. Swanson will be elected by TDS as the sole holder of Series A Common Shares and shares of Preferred Stock.

OTHER DIRECTORS

    The following persons are currently directors of the Company whose terms will continue following the Annual Meeting.

              CLASS I DIRECTORS--TERMS SCHEDULED TO EXPIRE IN 1997

    The following persons were elected at the Annual Meeting of Shareholders on May 5, 1994, to serve as Class I directors for a period of three years, or until their successors are elected and qualified.

                                                                                                      SERVED AS
                                                              POSITION WITH THE COMPANY               DIRECTOR
                 NAME                       AGE                AND PRINCIPAL OCCUPATION                 SINCE
- - ---------------------------------------     ---     ----------------------------------------------  -------------
H. Donald Nelson.......................         61  President (chief executive officer) and             1984
                                                     Director of the Company
LeRoy T. Carlson.......................         78  Director of the Company and Chairman of TDS         1987

    H. Donald Nelson has been the President (chief executive officer) of the Company for more than five years.

    LeRoy T. Carlson has been the Chairman of TDS for more than five years and is a member of its Board of Directors. He is the father of LeRoy T. Carlson, Jr., and Walter C.D. Carlson.

    Mr. Nelson and Mr. Carlson were elected by TDS as the sole holder of Series A Common Shares.

             CLASS III DIRECTORS--TERMS SCHEDULED TO EXPIRE IN 1996

    The following persons were elected at the Annual Meeting of Shareholders on May 13, 1993, to serve as Class III directors for a period of three years, or until their successors are elected and qualified.

                                                                                                      SERVED AS
                                                              POSITION WITH THE COMPANY               DIRECTOR
                 NAME                       AGE                AND PRINCIPAL OCCUPATION                 SINCE
- - ---------------------------------------     ---     ----------------------------------------------  -------------
LeRoy T. Carlson, Jr...................         48  Chairman and Director of the Company and            1984
                                                     President and Chief Executive Officer of TDS
Walter C. D. Carlson...................         41  Director of the Company and Partner, Sidley &       1989
                                                     Austin, Chicago, Illinois
Allan Z. Loren.........................         56  Director of the Company and Executive Vice          1992
                                                     President and Chief Information Officer of
                                                     American Express Company

    LeRoy T. Carlson, Jr., was appointed Chairman of the Company in 1989. He has been the President and Chief Executive Officer of TDS for more than five years. Mr. Carlson also serves on the Board of Directors of TDS and of APP, and is the Chairman of APP. He is also a director and Chairman of TDS Telecommunications Corporation, a subsidiary of TDS which operates local telephone companies ("TDS Telecom"). He is the son of LeRoy T. Carlson and the brother of Walter C.D. Carlson.

    Walter C.D. Carlson has been a partner of the law firm of Sidley & Austin for more than five years. He also serves on the Board of Directors of TDS. He is the son of LeRoy T. Carlson and the brother of LeRoy T. Carlson, Jr.

    Mr. Allan Z. Loren joined American Express Company as Executive Vice President and Chief Information Officer in 1994. Prior to that, he was President of Galileo International. Prior to his assignment at Galileo International, Mr. Loren was President and CEO of Covia Partnership, which combined with Galileo International in 1993 to become the world's largest global computer reservation system. Before that, Mr. Loren was President of Apple USA with responsibility for Apple's domestic marketing, sales, customer service and distribution. Mr. Loren also previously held a number of senior executive, technical and operational positions with CIGNA, a major insurance company.

    Mr. Loren was elected by the holders of Common Shares. LeRoy T. Carlson, Jr., and Walter C.D. Carlson were elected by TDS as the sole holder of Series A Common Shares and shares of Preferred Stock.

                            COMMITTEES AND MEETINGS

    The Board of Directors of the Company held four meetings during 1994. All of the directors attended at least 75% of the meetings of the Board of Directors held in 1994.

    The Board of Directors does not presently have a formal nominating committee.

    The audit committee of the Board of Directors, among other things, determines audit policies, reviews external and internal audit reports and reviews recommendations made by the Company's internal auditing staff and independent public accountants. The audit committee is composed of Messrs. Walter C.D. Carlson (chairman), Paul-Henri Denuit and Allan Z. Loren. The audit committee held three meetings in 1994. All of the committee members attended at least 75% of the meetings of the audit committee.

    In 1995, the Board of Directors established a Stock Option Compensation Committee, consisting of Walter C.D. Carlson (chairman), Paul-Henri Denuit and Allan Z. Loren. The principal functions of the Stock Option Compensation Committee are to consider and approve long-term compensation for executive officers and to consider and recommend new long-term compensation plans or changes to long-term compensation plans to the Board of Directors.

                               EXECUTIVE OFFICERS

    Set forth below is a table identifying other executive officers of the Company who are not identified in the tables regarding the election of directors of the Company.

                   NAME                        AGE                        POSITION WITH COMPANY
- - ------------------------------------------  ---------  -----------------------------------------------------------
Douglas S. Arnold.........................  40         Vice President-Human Resources
Joyce V. Gab Kneeland.....................  37         Vice President-Operations, Central Region
Richard W. Goehring.......................  45         Vice President-Engineering
Kari L. Jordan............................  41         Vice President-Operations, National Region
Kenneth R. Meyers.........................  41         Vice President-Finance (chief financial officer) and
                                                        Treasurer
Michael A. Mutz...........................  43         Vice President-Operations, Eastern Region
David P. Rivoira..........................  53         Vice President-Customer Service
Edward W. Towers..........................  47         Vice President-Market and Business Development
James D. West.............................  42         Vice President-Information Services
Phillip A. Lorenzini......................  43         Controller (principal accounting officer)
Stephen P. Fitzell........................  41         Secretary

    Douglas S. Arnold joined the Company on January 5, 1995 and was appointed as Vice President-Human Resources on February 22, 1995. Prior to that time, he was Vice President of Employee Relations of Pizza Hut International since September 1992. Between 1980 and September 1992, Mr. Arnold was employed at Frito-Lay, Inc. in various capacities, most recently as Human Resource Director.

    Joyce V. Gab Kneeland was appointed as Vice President-Operations, Central Region effective January 1, 1994. Prior to that time, she was the Vice President-Customer Service and Administration of the Company for more than five years.

    Richard W. Goehring has been Vice President-Engineering of the Company for more than five years.

    Kari L. Jordan was appointed Vice President-Operations, National Region in 1994. Prior to that time, she held various positions with the Company for over five years, including Regional General Manager-National Region, Regional General Manager-Northeast Region and Director of Marketing.

    Kenneth R. Meyers has been the Vice President-Finance (chief financial officer) and Treasurer of the Company for more than five years.

    Michael A. Mutz joined the Company on January 2, 1995 and was appointed Vice President-Operations, Eastern Region, on February 22, 1995. Prior to that time, he was employed at AT&T Corp. in various capacities since 1983, most recently as General Manager of Direct Marketing Services for the Global Business Communications Systems Division and prior thereto as General Manager for the General Business Systems Division.

    David P. Rivoira was appointed Vice President-Customer Service effective January 1, 1994. Prior to that time, he was General Manager of the Southeast Region of the Company for more than five years.

    Edward W. Towers has been Vice President-Market and Business Development of the Company for more than five years.

    James D. West was appointed Vice President-Information Services in 1992. Prior to that time he was employed at Andersen Consulting for over five years in various capacities, most recently as an associate partner.

    Phillip A. Lorenzini was appointed principal accounting officer in 1993. He has been the Controller of the Company for more than five years.

    Stephen P. Fitzell has been the Secretary of the Company for more than five years. Mr. Fitzell has been a practicing attorney at the law firm of Sidley & Austin for more than five years and has been a partner of that firm since 1990.

    All of the Company's executive officers devote all of their time to the affairs of the Company, except for LeRoy T. Carlson, Jr., Edward W. Towers and Stephen P. Fitzell. LeRoy T. Carlson, Jr., who is employed by TDS as its President and Chief Executive Officer, devotes a portion of his time in that capacity to the affairs of the Company. Edward W. Towers is employed by TDS and devotes substantially all of his time to the development of the Company. Mr. Fitzell is a practicing attorney.

                                   PROPOSAL 2
                       1994 EMPLOYEE STOCK PURCHASE PLAN

    The Board of Directors has determined that it is in the best interests of the Company and its shareholders to adopt the Company's 1994 Employee Stock Purchase Plan (the "Purchase Plan"). The purpose of the Plan is to encourage and facilitate the purchase of Common Shares by eligible employees of the Company and its subsidiaries and to provide an additional incentive to promote the best interests of the Company and its subsidiaries and an additional opportunity to participate in their economic progress. The Purchase Plan was adopted by the Board of Directors of the Company and became effective as of October 1, 1994. The Purchase Plan is subject to the approval of the shareholders of the Company within twelve months after its adoption. The Purchase Plan will be administered by a committee consisting of two individuals selected by the Board who are not eligible to participate in the Purchase Plan. The Board may at any time, and from time to time, amend the Purchase Plan in any respect, except that, without shareholder approval, no amendment may be made changing the number of shares to be reserved under the Purchase Plan (unless certain changes occur in the Company's capital structure) or changing the designation of subsidiaries of the Company whose employees may participate in the Purchase Plan. The Purchase Plan will terminate on December 31, 1996 or at any earlier time at the discretion of the Board.

    Any employee of the Company or any of its subsidiaries which has adopted the Purchase Plan with the prior approval of the Company (a "participating subsidiary" and together with the Company, an "Employer"), provided that such employee has at least six months of continuous service with an Employer immediately prior to January 1, 1995, is eligible to participate in the Purchase Plan (a "Participant"). Notwithstanding anything to the contrary in the Purchase Plan, no employee may be granted an option under the Purchase Plan to purchase Common Shares if such employee, immediately after the grant of the option, would own stock (including shares subject to the option) possessing five percent or more of the total combined voting power or value of all classes of issued and outstanding stock of the Company, TDS or any of their subsidiaries. In addition, no Participant may be granted an option to purchase Common Shares that permits the Participant to purchase shares in any calendar year under the Purchase Plan and all other employee stock purchase plans of the Company, TDS and their subsidiaries with an aggregate fair market value in excess of $25,000.

    The maximum number of shares available for purchase under the Purchase Plan by approximately 1,800 eligible Participants will be 90,000 Common Shares, subject to adjustment of the Company's capital structure. A Participant will be entitled to elect to purchase a total number of Common Shares ("base shares") equal to one share for each $150.00 of his compensation (as defined in the Purchase Plan), plus any number of additional shares that may be available and that are requested by such Participant, up to a maximum of 200 percent of his base shares ("additional shares"), provided that no Participant may purchase fewer than 20 shares. If the total of a Participant's base shares and additional shares is less than 20, the Participant nevertheless will be entitled to elect to purchase 20 Common Shares. If the total number of shares elected to be purchased by Participants exceeds 90,000 Common Shares, the maximum percentage of base shares that any Participant will be permitted to purchase as additional shares shall be reduced until the total number of shares that all Participants, in the aggregate, have elected to purchase equals 90,000. On December 31, 1995 and December 31, 1996 (each, a "Purchase Date"), the purchase price per Common Share will be the lesser of $26.94 (85% of the value of a Common Share calculated as of October 1, 1994, the effective date of the Purchase Plan, based on the average closing price of a Common Share on the American Stock Exchange for the twenty business days preceding such effective date) or the average closing price of a Common Share on the American Stock Exchange for the twenty business days preceding such Purchase Date.

    Participants will not realize any taxable income at the time Common Shares are purchased under the Purchase Plan. If a Participant disposes of Common Shares purchased under the Purchase Plan within two years after October 1, 1994 or within one year after the Purchase Date, whichever is later (a "disqualifying disposition"), the excess of the fair market value of the Common Shares on the Purchase Date over the purchase price of the Common Shares under the Purchase Plan (assuming the purchase price is $26.94) will be taxable as ordinary income. If a Participant disposes of Common Shares purchased under the Purchase Plan two years or more after October 1, 1994 or one year or more after the Purchase Date, whichever is later (a

"qualifying disposition"), the tax treatment will be different. The Company will be entitled to a deduction for any difference between the fair market value of the Common Shares on the Purchase Date and the purchase price for the Common Shares under the Purchase Plan if it is taxed to the Participant as ordinary income upon a disqualifying disposition but will not be entitled to a deduction in the event of a qualifying disposition.

    The following table specifies the number of Common Shares subscribed for by the named executive or group under the Purchase Plan and the value of the discounted purchase price assuming all Common Shares subscribed for are purchased and assuming a value per Common Share of $31.69 (the closing price of the Common Shares of the effective date of the Plan):

                               NEW PLAN BENEFITS
                       1994 EMPLOYEE STOCK PURCHASE PLAN

                                                                                  DOLLAR         NUMBER OF
                                  NAME(1)                                        VALUE(2)      COMMON SHARES
- - ----------------------------------------------------------------------------  --------------  ---------------
H. Donald Nelson............................................................   $      3,890            819
Daniel R. Croft(3)..........................................................          4,907          1,033
Joyce V. Gab Kneeland.......................................................          7,781          1,638
Richard W. Goehring.........................................................          7,781          1,638
Kenneth R. Meyers...........................................................          7,781          1,638
Other Executives............................................................          6,750          1,421
                                                                              --------------       -------
Executive Group.............................................................         38,890          8,187
Non-Executive Director Group................................................             --             --
Non-Executive Employee Group................................................        298,732         62,891
                                                                              --------------       -------
  TOTAL.....................................................................   $    337,622         71,078
                                                                              --------------       -------
                                                                              --------------       -------

- - ----------
(1) Pursuant to the terms of the Purchase Plan, LeRoy T. Carlson, Jr., Chairman, is not eligible to participate.

(2) Represents the number of Common Shares subscribed for times the difference between $31.69, the closing price of the Common Shares on the effective date of the plan, October 1, 1994, and $26.94, the Purchase Price under the 1994 Stock Purchase Plan.

(3) Mr. Croft resigned from the Company effective March 10, 1995. As a result, Mr. Croft is no longer eligible to acquire any of the Common Shares subscribed for under the Purchase Plan.

    This description of the 1994 Employee Stock Purchase Plan is a summary only and is qualified by the terms of the 1994 Employee Stock Purchase Plan itself, a copy of which is attached to this Proxy Statement as Exhibit A.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1994 EMPLOYEE STOCK PURCHASE PLAN.

                                   PROPOSAL 3
                   APPROVAL OF 1994 LONG-TERM INCENTIVE PLAN

    The Board of Directors has determined that it is in the best interests of the Company and its shareholders to approve the 1994 Long-Term Incentive Plan of the Company (the "Incentive Plan"). The purposes of the Incentive Plan are (i) to align the interests of the shareholders of the Company and the key executive and management employees of the Company who receive options under the Incentive Plan by increasing the proprietary interest of such employees in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining key executive and management employees of the Company, and (iii) to motivate such employees to act in the long-term best interests of the Company's shareholders. The Incentive Plan was adopted by an ad-hoc committee of the Board of Directors composed of disinterested persons within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and was ratified by the Board of Directors on November 4, 1994. The Incentive Plan will terminate ten years thereafter unless terminated earlier by the Board.

    The Incentive Plan will be administered by a Committee (the "Committee") designated by the Board of Directors of the Company, consisting of two or more members of the Board, each of whom are "outside directors" within the meaning of
section   162(m)  of  the  Internal  Revenue  Code  of  1986,  as  amended  (the

"Code"). The Committee will select those eligible key executive and management employees for participation in the Incentive Plan as the Committee determines and will determine the form and timing of each grant of an option and the number of Common Shares subject to each option, the purchase price per Common Share purchasable upon exercise of the option, the time and conditions of exercise of the option and all other terms and conditions of the option, including, without limitation, the form of the award evidencing the option.

    Participants in the Incentive Plan may consist of such key executive and management employees of the Company as the Committee may select from time to time. The Committee may grant incentive stock options which meet the requirements of section 422 of the Code ("ISOs") or non-qualified stock options which are not ISOs ("NSOs"). In the event that the Incentive Plan is not approved by shareholders, no ISOs will be granted under the Incentive Plan. Each ISO must be granted within ten years of the effective date of the Incentive Plan. Options will be subject to the terms and conditions set forth in the Incentive Plan and will contain such additional terms and conditions, not inconsistent with the terms of the Incentive Plan, as the Committee deems advisable, except that the Committee may not grant an option or options in any calendar year to any eligible employee which, in the aggregate, give such an employee an option to purchase more than 50,000 Common Shares (as may be adjusted pursuant to the Incentive Plan due to changes in the capital structure of the Company).

    The number of Common Shares subject to an option and the purchase price per Common Share purchasable upon exercise of the option will be determined by the Committee in its discretion. However, the Incentive Plan provides that the purchase price per Common Share purchasable upon exercise of either an ISO or a NSO will generally be the average fair market value of a Common Share during the 20 trading days immediately preceding the date the option is granted, but in the case of an ISO, will not be less than 100% of the fair market value of a Common Share on the date of grant of such option and that if an ISO is granted to an employee who owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company or any of its subsidiaries (a "ten percent holder"), the purchase price per Common Share must be at least 110% of its fair market value.

    The period during which an option may be exercised will be determined by the Committee. However, the Incentive Plan provides that no ISO may be exercised later than ten years after its date of grant and that, if an ISO is granted to a ten percent holder, such option must be exercised within five years of its date of grant. The Committee may establish performance measures which must be satisfied during a performance period as a condition either to a grant of an option or to the exercisability of all or a portion of an option. Notwithstanding any other provision of the Incentive Plan or any provision of any award, in the event of a change in control (as defined in the Incentive
Plan) of the Company, all outstanding options will become immediately exercisable in full.

    The maximum number of shares available to be offered to approximately 75 eligible employees will initially be 750,000 Common Shares, subject to adjustment in the event of certain changes in the capital structure of the Company. To the extent that any such event entitles a holder of an option to purchase additional Common Shares or other securities, the securities available under the Incentive Plan will be deemed to include such additional Common Shares or other securities.

    The Board may amend the Incentive Plan as it deems advisable, subject to any requirement of shareholder approval under applicable law, including Rule 16b-3 under the Exchange Act and section 162(m) of the Code, except that, subject to adjustment for certain changes in the capital structure of the Company, no amendment may be made without shareholder approval if such amendment (a) would increase the maximum number of Common Shares available for issuance under the Incentive Plan or (b) would reduce the minimum purchase price in the case of an option, and no amendment may extend the term of the Incentive Plan or effect any change inconsistent with section 422 of the Code with respect to any ISO granted under the Incentive Plan.

    There are no tax consequences to the Company or a participant upon the grant of an option pursuant to the Incentive Plan. A participant who is granted an NSO will generally recognize income at the time such option is exercised in an amount equal to the difference between the exercise price of the Common Shares with respect to which the option is exercised and the market value of the shares on the date of exercise. The Company will be entitled to a tax deduction for the amount of income recognized by a participant. A participant who is granted an ISO will not recognize any taxable income at the time of its exercise. If the holder of an ISO does not dispose of the Common Shares acquired upon the exercise of the option before the later of two years from the date of grant of the option and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction for federal income tax purposes. If the holder sells or disposes of the Common Shares acquired upon the exercise of an ISO within two years from the date of the grant or one year from the date of exercise (a "disqualifying disposition") and the amount realized upon such disposition is greater than the exercise price, then the holder will recognize ordinary income at the time of the disqualifying disposition in an amount equal to the excess of the lesser of (i) the amount realized upon the disposition and (ii) the fair market value of the shares disposed of, determined on the date such shares were transferred to the holder pursuant to the exercise of the option, over the exercise price. The Company generally will be entitled to a deduction corresponding to the amount of recognized ordinary income.

    On November 9, 1994, the aforementioned ad hoc committee of the Board of Directors of the Company approved, and the full Board of Directors ratified, the grant of options (the "Automatic Options") to purchase an aggregate of 187,600 Common Shares of the Company to 50 eligible employees, including Automatic Options for an aggregate of 102,350 Common Shares to nine executive officers of the Company, pursuant to the Incentive Plan. The purchase price per Common Share subject to the Automatic Options is $32.25, representing the average of the closing prices of the Common Shares on the American Stock Exchange for the twenty trading days ended on November 3, 1994. Each Automatic Option becomes exercisable in annual increments of 20% each on December 15, 1994, and on the first through the fourth anniversaries of such date but no Automatic Option is exercisable for a period of more than ten years after the grant date.

    In addition, on each of December 15, 1995 and the first through the fourth anniversaries of such date (collectively, the "Anniversary Dates"), each of the optionees may also become eligible to exercise options (the "Performance
Options") to purchase an additional number of Common Shares equal to a percentage (not in excess of 200%) of the number of Common Shares subject to Automatic Options which shall have become exercisable with respect to such person in the year immediately preceding the year of such Anniversary Date. Such percentage will be based on the achievement of certain levels of corporate and individual performance as contemplated by the Incentive Plan. The purchase price per Common Shares subject to the Performance Options will be the average of the closing prices of the Common Shares on the American Stock Exchange for the twenty trading days ended on the trading date immediately preceding April 30 of the year in which such Performance Options become exercisable. The Performance Options will become exercisable in full on the Anniversary Date in the year in which they are granted and will remain exercisable for a period of ten years.

    The following table specifies the number of Common Shares which are subject to options granted to the named executive or group.

                               NEW PLAN BENEFITS
                        1994 LONG-TERM INCENTIVE PLAN(1)

                                                                                                  NUMBER OF
                                            NAME                                                COMMON SHARES
- - ---------------------------------------------------------------------------------------------  ---------------
H. Donald Nelson.............................................................................        28,200
Daniel R. Croft(2)...........................................................................        10,800
Joyce V. Gab Kneeland........................................................................         9,600
Richard W. Goehring..........................................................................        15,350
Kenneth R. Meyers............................................................................        11,500
Other Executives.............................................................................        26,900
                                                                                               ---------------
Executive Group..............................................................................       102,350
Non-Executive Director Group.................................................................        -0-
Non-Executive Employee Group.................................................................        85,250
                                                                                               ---------------
    TOTAL....................................................................................       187,600
                                                                                               ---------------
                                                                                               ---------------

- - ----------
(1) Since the option exercise price of $32.25 is equal to the fair market value of the Common Shares on the grant date, no value was assigned to the options for purposes of the above table.

(2) Mr. Croft resigned from the Company effective March 10, 1995. As a result, the option to acquire 10,800 Common Shares granted to Mr. Croft was cancelled.

    This description of the 1994 Long-Term Incentive Plan is a summary only and is qualified by the terms of the 1994 Long-Term Incentive Plan itself, a copy of which is attached to this Proxy Statement as Exhibit B.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1994 LONG-TERM INCENTIVE PLAN.

                                   PROPOSAL 4
                   APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

    The directors anticipate continuing the services of Arthur Andersen LLP as independent public accountants for the current fiscal year. Representatives of Arthur Andersen LLP, who served as independent public accountants for the last fiscal year, are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement and respond to appropriate questions raised by shareholders at the Annual Meeting or submitted in writing prior thereto.

    Shareholder ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants is not required by the Bylaws or otherwise. However, as a matter of good corporate practice, the Board of Directors has elected to seek such ratification by the affirmative vote of the holders of a majority of the voting power of all classes of capital stock present in person or represented by proxy and entitled to vote with respect to such matter at the Annual Meeting. Should the shareholders fail to ratify the selection of Arthur Andersen LLP as independent public accountants, the Board of Directors will consider whether to retain such firm for the year ending December 31, 1995, subject to the obligations of the Company under the Intercompany Agreement to engage the same firm of independent public accountants selected by TDS. See "Executive Compensation--Compensation Committee Interlocks and Insider Participation--Intercompany Agreement--Accountants and Legal Counsel."

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE CURRENT FISCAL YEAR.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

    The following table sets forth compensation information for the President and Principal Executive Officer of the Company and the four most highly compensated executive officers other than the President and Principal Executive Officer for services rendered during the year ended December 31, 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                      COMPENSATION AWARDS
                                                                                      -------------------
                                                        ANNUAL COMPENSATION(2)            SECURITIES
                                                   ---------------------------------      UNDERLYING           ALL OTHER
         NAME AND PRINCIPAL POSITION(1)              YEAR      SALARY(3)   BONUS(4)     OPTIONS/SARS(5)     COMPENSATION(6)
- - -------------------------------------------------  ---------  -----------  ---------  -------------------  -----------------
H. Donald Nelson                                        1994  $   245,726  $  49,500          28,414           $   3,703
  President (chief executive officer)                   1993  $   206,375  $  66,500             600           $   4,714
                                                        1992  $   191,375  $  62,500             600           $   3,072

Daniel R. Croft                                         1994  $   151,208  $  23,900          11,086           $   1,934
  Vice President - Marketing                            1993  $   145,566  $  31,820             800           $   2,343
  See Footnote (1)                                      1992  $   137,667  $  41,890             800           $     705

Joyce V. Gab Kneeland                                   1994  $   139,167  $  25,900           9,814           $   1,703
  Vice President - Central Operations                   1993  $   124,141  $  34,450             600           $   2,193
                                                        1992  $   114,667  $  39,270             600           $     830

Richard W. Goehring                                     1994  $   176,569  $  34,700          15,564           $   2,244
  Vice President - Engineering                          1993  $   149,625  $  46,200             600           $   1,799
                                                        1992  $   138,583  $  49,680             600           $     894

Kenneth R. Meyers                                       1994  $   139,167  $  25,900          11,714           $   1,984
  Vice President - Finance (chief                       1993  $   126,310  $  34,450             600           $   2,217
  financial officer) and Treasurer                      1992  $   118,667  $  40,590             600           $     854

LeRoy T. Carlson, Jr.                                   1994  $   125,252  $  46,504             N/A                 N/A
  Chairman - See Footnote (1)                           1993  $   125,316  $  35,680             N/A                 N/A
                                                        1992  $   106,824  $  36,497             N/A                 N/A

- - ----------

(1) Mr. Daniel R. Croft resigned from the Company effective March 10, 1995. Mr. LeRoy T. Carlson, Jr., Chairman of the Company, receives no compensation directly from the Company. Mr. Carlson is compensated by TDS in connection with his services for TDS and TDS subsidiaries, including USM. A portion of Mr. Carlson's salary and bonus paid by TDS is charged to the Company by TDS pursuant to the Intercompany Agreement discussed below under "Intercompany Agreement." Pursuant to the requirements of the Securities and Exchange Commission, such amounts charged to USM by TDS are reported in the above table in addition to the information presented for the other named executive officers. Mr. Carlson does not receive any long-term compensation awards or any other compensation from the Company. Mr. Carlson receives long-term and other compensation from TDS, but this is not charged to USM.

(2) Does not include the discount amount of any employee stock purchase plan since such plans are generally available to all eligible salaried employees. Does not include the value of any perquisites and other personal benefits, securities or property, since the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officers above.

(3) Represents the dollar value of base salary (cash and non-cash) earned by the named executive officer during the fiscal year identified.

(4) Represents the dollar value of bonus (cash and non-cash) earned by the named executive officer during the fiscal year identified. The bonuses for 1994 have not yet been determined. The dollar amounts in 1994 represent advance payments which were authorized by the Chairman to all named executive officers of up to 75% of the 1993 bonus. See "Executive Officer Compensation Report by the Chairman."

(5) Represents the number of shares of common stock of the Company subject to stock options ("Options") awarded during the fiscal year identified. No stock appreciation rights ("SARs") were awarded, either on a stand-alone basis or in tandem with Options, during any of the identified fiscal years.

(6) Includes contributions for the benefit of the named executive officer under the TDS Tax-Deferred Savings Plan ("TDSP") and the taxable dollar value of any insurance premiums paid during the covered fiscal year with respect to term life insurance for the benefit of the named executive ("Life
     Insurance"), as indicated below for 1994:

                      H. DONALD NELSON   DANIEL R. CROFT   JOYCE V. GAB KNEELAND    RICHARD W. GOEHRING    KENNETH R. MEYERS
                      -----------------  ---------------  -----------------------  ---------------------  -------------------
TDSP                      $   1,232         $   1,800            $   1,584               $   1,800             $   1,800
Life Insurance                2,471               134                  119                     444                   184
                            -------           -------              -------                 -------               -------
                          $   3,703         $   1,934            $   1,703               $   2,244             $   1,984
                            -------           -------              -------                 -------               -------
                            -------           -------              -------                 -------               -------

GENERAL INFORMATION REGARDING OPTIONS AND SARS

    The following tables show, as to the executive officers who are named in the Summary Compensation Table, information regarding Options and/or SARs.

                      INDIVIDUAL OPTION/SAR GRANTS IN 1994

                                         NUMBER OF                                                       POTENTIAL REALIZABLE VALUE
                                        SECURITIES     % OF TOTAL                                         AT ASSUMED ANNUAL RATES
                                        UNDERLYING      OPTIONS/                                        OF STOCK PRICE APPRECIATION
                                         OPTIONS/     SARS GRANTED                                          FOR OPTION TERMS(5)
                                           SARS            TO        EXERCISE    MARKET    EXPIRATION   ----------------------------
               NAME(1)                  GRANTED(2)    EMPLOYEES(3)    PRICE     PRICE(4)      DATE        0%       5%        10%
- - --------------------------------------  -----------   ------------   --------   --------   ----------   ------  --------  ----------
H. Donald Nelson
  1994 Options(6).....................    28,200          15%         $32.25     $32.25      11/09/04   $    0  $571,948  $1,449,429
  1991 Options(7).....................       214          15%         $15.67     $28.25      11/01/97    2,692     3,906       5,289

                                        -----------       --                                            ------  --------  ----------
    Total.............................    28,414          15%                                           $2,692  $575,854  $1,454,718


                                        -----------       --                                            ------  --------  ----------
                                        -----------       --                                            ------  --------  ----------
Daniel R. Croft
  1994 Options(6).....................    10,800           6%         $32.25     $32.25      11/09/04   $    0  $219,044  $  555,101
  1991 Options(7).....................       286          20%         $15.67     $28.25      11/01/97    3,598     5,220       7,069

                                        -----------       --                                            ------  --------  ----------
    Total.............................    11,086           6%                                           $3,598  $224,264  $  562,170


                                        -----------       --                                            ------  --------  ----------
                                        -----------       --                                            ------  --------  ----------
Joyce V. Gab Kneeland
  1994 Options(6).....................     9,600           5%         $32.25     $32.25      11/09/04   $    0  $194,706  $  493,423
  1991 Options(7).....................       214          15%         $15.67     $28.25      11/01/97    2,692     3,906       5,289

                                        -----------       --                                            ------  --------  ----------
    Total.............................     9,814           5%                                           $2,692  $198,612  $  498,712


                                        -----------       --                                            ------  --------  ----------
                                        -----------       --                                            ------  --------  ----------
Richard W. Goehring
  1994 Options(6).....................    15,350           8%         $32.25     $32.25      11/09/04   $    0  $311,326  $  788,962
  1991 Options(7).....................       214          15%         $15.67     $28.25      11/01/97    2,692     3,906       5,289

                                        -----------       --                                            ------  --------  ----------
    Total.............................    15,564           8%                                           $2,692  $315,232  $  794,251


                                        -----------       --                                            ------  --------  ----------
                                        -----------       --                                            ------  --------  ----------
Kenneth R. Meyers
  1994 Options(6).....................    11,500           6%         $32.25     $32.25      11/09/04   $    0  $233,241  $  591,079
  1991 Options(7).....................       214          15%         $15.67     $28.25      11/01/97    2,692     3,906       5,289

                                        -----------       --                                            ------  --------  ----------
    Total.............................    11,714           6%                                           $2,692  $237,147  $  596,368


                                        -----------       --                                            ------  --------  ----------
                                        -----------       --                                            ------  --------  ----------

- - ------------
(1) Mr. LeRoy T. Carlson, Jr., does not receive Options or SARs from USM. Mr. Carlson receives long-term compensation awards from TDS, but this is not charged to USM by TDS. Mr. Daniel R. Croft resigned from the Company effective March 10, 1995.

(2) Represents number of USM shares underlying Options/SARs which were awarded for the named executive during the fiscal year. No SARs were granted or awarded in 1994.

(3) Represents the percent of total USM shares underlying Options/SARs awarded to employees during the fiscal year.

(4)  Represents the fair market value of the Common Shares as of the award date.

(5) Represents the potential realizable value of each grant of Options, assuming that the market price of Common Shares appreciates in value from the award date to the end of the Option term at the indicated annualized rates.

(6) For the terms and other details of the 1994 Options, see "Proposal 3--1994 Long-Term Incentive Plan" above.

(7) On February 1, 1991, the named officers received awards of Options for shares which could vary between 80% and 120% of a targeted amount based on performance. Therefore, 80% of the targeted amount was awarded on the grant date, and each year for six years an additional number of shares, up to 40% of the targeted amount, may be awarded based on performance for the prior year. The minimum amount scheduled to become exercisable each year is 1,600 shares for Mr. Croft and 1,200 shares for all other named executive  officers. Any  amount over  such minimum  amount which  is awarded  based on performance in any year is shown above as a grant in that year. The Options identified become exercisable  on February 1 of the  year following  the year in  which they are  awarded. The exercise  price of the
     Options is equal to the  average market price of  Common Shares for the  20 consecutive  trading days ended  on the original grant  date of February 1,
     1991.

                  AGGREGATED OPTION/SAR EXERCISES IN 1994 AND
                 AGGREGATED DECEMBER 31, 1994 OPTION/SAR VALUE

                                                                                           AS OF DECEMBER 31, 1994
                                                                          ---------------------------------------------------------
                                                       1994                  NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                           ----------------------------     UNDERLYING UNEXERCISED             IN-THE-MONEY
                                               SHARES                           OPTIONS/SARS(4)               OPTIONS/SARS(5)
                                            ACQUIRED ON        VALUE      ---------------------------   ---------------------------
          NAME(1)                           EXERCISE(2)     REALIZED(3)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- - ---------------------------                --------------   -----------   -----------   -------------   -----------   -------------
H. Donald Nelson...........  1994 Options                                    5,640         22,560        $  2,820       $ 11,280
                             1991 Options                                    5,224          3,814          89,226         65,143
                             SARs                                           14,400         21,600         255,600        383,400
                                                                          -----------   -------------   -----------   -------------
                             TOTAL                                          25,264         47,974        $347,646       $459,823
                                                                          -----------   -------------   -----------   -------------
                                                                          -----------   -------------   -----------   -------------
Daniel R. Croft............  1994 Options         --          $    --        2,160          8,640        $  1,080       $  4,320
                             1991 Options      3,250           54,698        6,965          5,086         118,962         86,869
                             SARs                 --               --           --             --              --             --
                                               -----        -----------   -----------   -------------   -----------   -------------
                             TOTAL             3,250          $54,698        9,125         13,726        $120,042       $ 91,189
                                               -----        -----------   -----------   -------------   -----------   -------------
                                               -----        -----------   -----------   -------------   -----------   -------------
Joyce V. Gab Kneeland......  1994 Options                                    1,920          7,680        $    960       $  3,840
                             1991 Options                                    5,224          3,814          89,228         65,143
                             SARs                                            7,200          4,800         127,800         85,200
                                                                          -----------   -------------   -----------   -------------
                             TOTAL                                          14,344         16,294        $217,988       $154,183
                                                                          -----------   -------------   -----------   -------------
                                                                          -----------   -------------   -----------   -------------
Richard W. Goehring........  1994 Options                                    3,070         12,280        $  1,535       $  6,140
                             1991 Options                                    5,224          3,814          89,226         65,143
                             SARs                                            7,200          4,800         127,800         85,200
                                                                          -----------   -------------   -----------   -------------
                             TOTAL                                          15,494         20,894        $218,561       $156,483
                                                                          -----------   -------------   -----------   -------------
                                                                          -----------   -------------   -----------   -------------
Kenneth R. Meyers..........  1994 Options                                    2,300          9,200        $  1,150       $  4,600
                             1991 Options                                    5,224          3,814          89,226         65,143
                             SARs                                            7,200          4,800         127,800         85,200
                                                                          -----------   -------------   -----------   -------------
                             TOTAL                                          14,724         17,814        $218,176       $154,943
                                                                          -----------   -------------   -----------   -------------
                                                                          -----------   -------------   -----------   -------------

- - ------------

(1) Mr. LeRoy T. Carlson, Jr., does not receive Options or SARs from USM. Mr. Carlson receives long-term compensation awards from TDS, but this is not charged to USM by TDS. Mr. Daniel R. Croft resigned from the Company effective March 10, 1995.

(2) Represents the number of USM Common Shares received upon exercise or, if no shares were received, the number of USM Common Shares with respect to which the Options or SARs were exercised.

(3) Represents the aggregate dollar value realized upon exercise, based on the difference between the exercise price and the market price of the shares calculated as of the date of exercise as reported in the American Stock Exchange Composite Transactions by THE WALL STREET JOURNAL.

(4) Represents number of shares subject to free-standing Options and/or free-standing SARs, as indicated, as of December 31, 1994.

(5) Represents the aggregate dollar value of in-the-money, unexercised Options and/or SARs held at December 31, 1994, based on the difference between the exercise price and $32.75, the closing price of the Common Shares on December 30, 1994, the last trading day in 1994, as reported in the American Stock Exchange Composite Transactions by THE WALL STREET JOURNAL.

SUPPLEMENTAL BENEFIT AGREEMENT

    The Company has entered into a supplemental benefit agreement with H. Donald Nelson that requires the Company to pay a supplemental retirement benefit to Mr. Nelson. The agreement was entered into because Mr. Nelson's employment with TDS was terminated upon the completion of the initial public offering of Common Shares of the Company in May 1988 (the "Initial Public Offering"). As a result thereof, he no longer is an active participant in the TDS Pension Plan. Under the supplemental benefit agreement, the Company is obligated to pay Mr. Nelson an amount equal to the difference between the retirement benefit he receives from the TDS Pension Plan and that which he would have received had he continued to work for TDS.

The Company will pay any such benefit at the same time as Mr. Nelson receives payments from the TDS Pension Plan. At the time of Mr. Nelson's withdrawal from the TDS Pension Plan, he had 5 years of credited service. If he had continued as an active participant, he would have received credit for 16 years of service upon retirement at age 65. If Mr. Nelson had continued to be employed by TDS, and remained employed through age 65, he would have been eligible to receive an estimated annual benefit upon retirement of approximately $50,000 under the TDS Pension Plan. Mr. Nelson is expected to receive an annual benefit of approximately $15,000 under the TDS Pension Plan. Accordingly, Mr. Nelson is expected to receive an estimated annual benefit of approximately $35,000 under the supplemental benefit agreement. Such estimates are based on Mr. Nelson's base salary, which is included in the summary compensation table above, and calculations of certain projections to age 65. The actual benefits payable to Mr. Nelson upon retirement will be based upon the facts that exist at the time and will be determined actuarially pursuant to the TDS Pension Plan. Since the nature of this agreement is a defined benefit arrangement, no amounts related thereto are included in the Summary Compensation Table.

COMPENSATION OF DIRECTORS

    Directors of the Company who are not employees receive fees in the amount of $1,000 for attendance at each meeting of the Board of Directors and $500 for attendance at each audit committee meeting, and an annual fee of $12,000 per year. In 1994, each of Paul-Henri Denuit and Allan Z. Loren earned an aggregate of $17,500 pursuant to such policy, and Walter C.D. Carlson earned an aggregate of $16,500 pursuant to such policy. Directors who are also employees of the Company do not receive any additional compensation for services rendered as directors.

EXECUTIVE OFFICER COMPENSATION REPORT BY THE CHAIRMAN

    This report is submitted by LeRoy T. Carlson, Jr., Chairman of the Company, who in effect functions as the compensation committee of the Board of Directors. The Chairman, who is also the President and Chief Executive Officer of TDS, is paid by TDS and receives no compensation directly from the Company. (See Footnote (1) to the Summary Compensation Table.) As the President and Chief Executive Officer of TDS, the Chairman of the Company represents the controlling shareholder of the Company.

    The Company's compensation policy for executive officers is intended to provide incentives for the achievement of corporate and individual performance goals and to provide compensation consistent with the financial performance of the Company. The Company's policy is based on the belief that the incentive compensation performance goals for executive officers should be based on factors over which such officers have significant control and which are important to the Company's long-term success. It is also believed that compensation paid should be appropriate in relation to the financial performance of the Company and should be sufficient to enable the Company to attract and retain individuals possessing the talents required for the Company's long-term successful performance.

    Executive compensation consists of both annual and long-term compensation. Annual compensation consists of a base salary and bonus. The Company evaluates the base salary and bonus of each executive officer on an annual basis. Annual compensation decisions are based partly on annual performance measures, as described below. Long-term compensation is intended to compensate executives primarily for their contributions to long-term increases in shareholder value. Long-term compensation is generally provided through the grant of stock options and stock appreciation rights.

    The process of determining base salary begins with establishing an appropriate salary range for each officer. Each officer's range is based upon the particular duties and responsibilities of the officer, as well as salaries for comparable positions with other companies in the cellular telephone and similar industries. These other companies may include the companies included in the peer group index described below under "Stock Performance Chart," as well as other companies in the telecommunications industry and other industries with similar characteristics, to the extent considered appropriate in the judgment of the Chairman, based on similarities of size, function, geography or otherwise. No written or formal list of specific companies is prepared. Instead, the Vice President of Human Resources of TDS and the President of USM provide the Chairman with various sources of information about executive compensation at other companies, such as compensation reported in proxy statements of comparable companies and salary surveys published by various organizations. The Chairman uses these sources and makes a personal determination of appropriate sources, companies and ranges for each executive officer, based on the recommendations of the President of

USM with respect to all officers other than the President of USM. The base salary of each officer is set within a range considered to be appropriate in the judgment of the Chairman based on an assessment of the particular responsibilities and performance of such officer taking into account the performance of the Company (as discussed below), other comparable companies, the industry, and the economy in general during the immediately preceding year. No written or formal salary survey is prepared nor is there formal documentation of the ranges considered appropriate in the judgment of the Chairman. Instead, the Chairman makes the determination of the appropriate ranges based on the total mix of information available to him. The salaries of the President and the other executive officers are believed to be at or slightly higher than the median of the ranges considered to be relevant in the judgment of the Chairman. The ranges considered to be relevant by the Chairman are based on his informed judgment, using the information provided to him by the Vice President of Human Resources of TDS and the President of USM, as discussed above. The ranges are not based on any formal analysis nor is there any documentation of the ranges which the Chairman considers relevant in making his compensation decisions.

    Annually, the nature and extent of each executive officer's personal accomplishments and contributions for the year are evaluated by the President. With regard to all executive officers other than the Chairman and the President, the President evaluates the information in terms of the personal objectives given by the President or other direct supervisor to such executive officer for the performance appraisal period. The President also makes an assessment of how well the Company did as a whole during the year and the extent to which the executive officer contributed to the results. The primary focus of the Company is increasing shareholder value through growth, measured in terms such as service revenues, cellular telephones, operating cash flow and operating income
(loss). In general, the Company believes that it has come close to meeting or has met its objectives of growth while it has managed to balance the effects of the costs of such growth. In 1994, service revenues increased 56.4%, consolidated cellular telephone customer units increased 61.3%, operating cash flow increased 127.8% and operating income before minority share increased to $17.4 million from an operating loss from $8.7 million in 1993. Except as discussed below for the bonus program, no specific measures of performance are considered determinative in the base salary compensation decisions of executive officers. Instead, all of the facts and circumstances are taken into consideration by the President and the Chairman in their executive compensation decisions. Ultimately, it is the judgment of the Chairman based on the recommendation of the President that determines an executive's base salary based on the total mix of information rather than on relationships to any specific measures of performance.

    With respect to each officer other than the Chairman and President, the President will make recommendations regarding the 1995 base salary to the Chairman, who represents the controlling shareholder and who exercises final approval. Decisions regarding 1995 base salaries will be made sometime in 1995 and are anticipated to be effective for the twelve months following June 30, 1995 for all executive officers other than the President, whose base salary is anticipated to be effective retroactively as of January 1, 1995 for twelve months.

    In addition, the executive officers participate in a bonus program. The objectives of the 1994 Bonus Program for Senior Corporate Staff of USM (the "1994 Bonus Plan") are: (i) to provide suitable incentives for the senior corporate management of USM to extend their best efforts to achieve superior results in relation to key performance targets, (ii) to suitably reward USM's senior corporate management team in relation to their success in meeting and exceeding these performance targets, and (iii) to help USM attract and retain talented management personnel in positions of critical importance to the success of the Company. A team performance award and an individual performance award are available under the 1994 Bonus Plan.

    For target performance on the team and individual categories, the 1994 Bonus Plan was designed to generate a targeted 1994 bonus pool equal to the total of 25% of the aggregate of the base salaries of the Company's executive officers other than the President. Under the 1994 Bonus Plan, the size of the target bonus pool is increased or decreased depending on USM's 1994 achievements with respect to the performance categories. No bonus pool is paid under such plan if minimum performance levels are not achieved in these categories. The maximum bonus pool that could be generated, which would require exceptional performance in all areas, would equal the total of 40% of the aggregate base salaries of the Company's executive officers other than the President. At target performance, the bonus pool would be equal to 25% of the aggregate salaries of the Company's executive officers other than the President. Of this percentage, 7.5% represents a targeted individual performance award and a total of 17.5% represents a targeted team bonus award. The targeted team award includes a discretionary team award of 3.5% and an objective award of 14% for a total targeted team bonus award of 17.5%. The objective performance categories include (i) the increase in net revenue customers (3.5% of the targeted award), (ii) the increase in earnings before interest and taxes (7.0% of the targeted award) and (iii) the increase in net service revenue growth (3.5% of the targeted award). Achievement of these objective performance categories was over target in 1994, resulting in an objective performance category bonus which would be approximately 22% compared to the target of 14%.

    The discretionary team performance category, representing 3.5% of the targeted award of 25%, permits the participants to earn bonus dollars through USM's performance and their individual performance in areas not measured or not adequately measured by objective team performance categories. The President of USM determines a bonus percentage to award for discretionary team performance and presents his recommendation to the Chairman for his approval. This decision is made in a similar manner to that described above for the base salary decision and is based primarily on an assessment of the team performance in general, considering all facts and circumstances. This award may range from 40% of the targeted award for adequate performance on a team level to 160% of the targeted award for outstanding performance on a team level. The discretionary team bonus award has not yet been determined for 1994.

    The 1994 Bonus Plan also provides a discretionary individual performance category, representing 7.5% of the targeted percentage of 25%, to permit the participants to earn bonus dollars through USM's performance and their individual performance in areas not measured or not adequately measured by team performance categories. The President of USM determines a bonus percentage to award for discretionary individual performance and presents his recommendation to the Chairman for his approval. This decision is made in a similar manner to that described above for the base salary decision and is based primarily on an assessment of the executive's personal performance. This award may range from 40% of the targeted award for adequate performance on an individual basis to 160% of the targeted award for outstanding performance on an individual basis. The discretionary individual bonus awards have not yet been determined for 1994.

    Although the President and Chairman have not yet taken action to establish the 1994 bonus, the Chairman has approved an advance payment of a portion of the 1994 bonus to all executive officers, including the President, in an amount up to 75% of the 1993 bonus. As a result, executive officers, including the President, received an advance bonus payment in 1994 of approximately 75% of the 1993 bonus.

    The Chairman, in effect, serves as the compensation committee. The President of USM accumulates and prepares various materials, including recommended base salary and bonus, for the annual compensation reviews of executive officers other than himself for review by the Chairman. The President's recommendations are reviewed, adjusted if necessary, and approved by the Chairman.

    Financial personnel prepare calculations for the President and Chairman which define whether the objective performance categories discussed above have been met, exceeded or not met in any fiscal year. The Chairman also has presented to him, and has access to, numerous performance measures and financial statistics prepared by Company financial personnel. This financial information includes the audited financial statements of the Company, as well as internal financial statements such as budgets and their results, operating statistics and various analyses. The Chairman will not be limited in his analysis to such information, and may consider other factual or subjective factors as he deems appropriate in his compensation decisions.

    The base salary and bonus ranges and actual compensation of the President (chief executive officer) of the Company are determined in a manner similar to the foregoing, but with some differences. In addition to the factors described above for all executive officers in general, the Chairman considers compensation paid to chief executive officers of other comparable companies, including those which are divisions or subsidiaries of parent companies. No written or formal list of specific companies is prepared. Instead, the Chairman is provided with various sources of information about executive compensation at other companies by the Vice President of Human Resources of TDS. These sources include compensation reported in proxy statements of comparable companies and salary surveys published by various organizations. The Chairman uses these sources and makes a personal determination of appropriate sources, companies and ranges for the President. The base salary of the President is set within a range considered to be appropriate in the judgment of the Chairman based on an assessment of the particular responsibilities and performance of such officer taking into account the performance of the Company (as discussed above), other comparable companies, the industry, and the economy in general during the period. No written or formal salary survey is prepared nor is the range considered appropriate in the judgment of the Chairman formally documented. The base salary of the President was increased from $206,375 in 1993 to $245,726 in 1994, representing an increase of approximately 19.1%. The salary of the President is believed to be at or slightly higher than the median of the range considered to be relevant in the judgment of the Chairman. The range considered to be relevant by the Chairman is based on his informed judgment, using the information provided to him by the Vice President of Human Resources of TDS, as discussed above. The range is not based on any formal analysis nor is there any documentation of the range which the Chairman considers relevant in making his compensation decisions for the President. The President's 1993 bonus was $66,500 and approximately 75% of the 1993 bonus, or $49,500, was paid to the President for 1994. The Chairman has not yet taken action to establish the 1994 bonus and the 1995 base salary for the President. As with the other executive officers, the base salary and compensation decisions for the President are based on all facts and circumstances rather than related to any specific measures of performance. No specific measures of performance are considered determinative in the compensation of the President. Instead, all of the facts and circumstances are taken into consideration by the Chairman in his executive compensation decisions for the President. Ultimately, it is the informed judgment of the Chairman that determines the salary and bonus for the President, this being based on the total mix of information rather than on any specific measures of performance. With respect to the President's bonus, the Chairman does consider the results of the 1994 Bonus Program and bases the amount of the bonus to a large degree upon the results of the Company as measured by the performance objectives set by the 1994 Bonus Program. However, with respect to the President, the relationship of the bonus to such performance measures is not applied mechanically and involves a substantial amount of judgment on the part of the Chairman based on the total mix of information.

    The performance of the Company also bears upon the number of stock options which will become awarded and exercisable with respect to the executive officers. As indicated under the table "Individual Option/SAR Grants in 1994," the executive officers received an award in 1991 of Options for USM shares which could vary between 80% and 120% of a targeted amount based on performance. Each year during the term of such options, 80% of the targeted award becomes exercisable and up to an additional 40% of the targeted award scheduled to become exercisable in each year may be awarded based on the Company's performance. This decision is made in a manner similar to that described above for the objective performance categories under the 1994 Bonus Plan. In 1993, the performance of the objective categories under the 1993 Bonus Plan were below target; therefore, the 1993 stock option award for executive officers, including the President, was set at 94% of the targeted option award. As a result, in 1994, each of the named executive officers, including the President, received an award of options for 214 USM shares, except for Daniel Croft, who received an award of options for 286 USM shares, based on 1993 performance. See Footnote 6 to "Individual Option/SAR Grants in 1994." The stock option awards based on 1994 performance have not yet been determined.

    In addition, in 1994 the Board of Directors approved the Incentive Plan, subject to approval by shareholders of the Company. See "Proposal 2." An ad hoc committee of disinterested directors granted options to the President and the other named executive officers as set forth in the above tables and under Proposal 2. The number of options granted was based upon the recommendations of an employee compensation consultant to the Company and considered existing Options and SARs.

    TAX LAW CHANGES. For tax years beginning on and after January 1, 1994, the federal income tax laws were amended to limit to $1 million the deduction a publicly held corporation may take for certain compensation paid to each of its chief executive officer and four most highly compensated executive officers (other than the chief executive officer). Generally, "performance-based" compensation, including stock options and stock appreciation rights, is not subject to the $1 million deduction limitation if certain requirements are satisfied. Under transition rules provided in Treasury regulations, stock option plans that meet certain requirements are deemed to meet the performance-based compensation exception until the 1996 annual shareholders' meeting. The Incentive Plan has been prepared to comply with the performance-based compensation exception to the $1 million deduction limitation, as set forth in the proposed Treasury regulations. Due to this and other reasons, the Company does not believe that the $1 million deduction limitation should have any effect on the Company in the near future. If the tax law changes are expected to have any effect on the

Company in the future, the Company will continue to consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Company deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

By the Chairman of the Board of Directors: LeRoy T. Carlson, Jr.

STOCK PERFORMANCE CHART

    The following chart graphs the performance of the cumulative total return to shareholders (stock price appreciation plus dividends) during the previous five years in comparison to returns of the Standard & Poor's 500 Composite Stock Price Index and a peer group index. The peer group index was constructed specifically for the Company and includes the following cellular telephone companies: AirTouch Communications, Inc., Centennial Cellular Corp., CommNet Cellular, Inc. (formerly Cellular, Inc.), Contel Cellular, Inc., LIN Broadcasting Corp., USM and Vanguard Cellular Systems, Inc. In calculating the peer group index, the returns of each company in the group have been weighted according to such company's market capitalization at the beginning of the period.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*
                            USM, S&P 500, PEER GROUP
                     (PERFORMANCE RESULTS THROUGH 12/31/94)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              USM      S&P 500     PEER GROUP
1989          100.00      100.00        100.00
1990           61.04       96.90         67.16
1991           67.47      126.42         77.30
1992           70.28      136.05         75.30
1993          114.27      149.76         99.72
1994          106.93      151.74        120.58

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in USM common stock, S&P 500, and Peer Group.

*Cumulative total return assumes reinvestment of dividends.

    The peer group index was revised from the prior year to add AirTouch Communications, Inc. (formerly Pactel Corp.). AirTouch Communications, Inc. was added in 1994 since its shares were first publicly traded as a result of its initial public offering in December 1993. For comparison to the above-reported peer group results, if the Company had not changed the peer group index from the peer group reported in its 1994 Notice of Annual Meeting and Proxy Statement, the peer group results would have been as follows:

                                                1989       1990       1991       1992       1993       1994
                                              ---------  ---------  ---------  ---------  ---------  ---------
Peer Group..................................  $  100.00  $   67.16  $   77.30  $   75.30  $   99.72  $  124.83

    It is anticipated that LIN Broadcasting Corp. may be deleted from the peer group index in 1995 as a result of an acquisition transaction.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    LeRoy T. Carlson, Jr., President and Chief Executive Officer of TDS, makes annual executive compensation decisions for TDS other than for himself. The Stock Option Compensation Committee of the Board of Directors of TDS makes annual executive compensation decisions for the President of TDS and approves long-term compensation awards for the executive officers of TDS. The TDS Stock Option Compensation Committee is composed of members of the TDS Board of Directors who are not officers or employees of TDS or any of its subsidiaries. LeRoy T. Carlson, Jr., is a member of the Board of Directors of TDS, USM, TDS Telecom and APP. LeRoy T. Carlson, Jr. is also the Chairman of USM, TDS Telecom and APP and, as such, approves the executive officer compensation decisions for USM, TDS Telecom and APP. H. Donald Nelson, a director and the President of USM, participates in executive compensation decisions for USM; James Barr III, a director of TDS and APP, and a director and the President of TDS Telecom, participates in executive compensation decisions for TDS Telecom; and John R. Schaaf, a director and the President of APP, participates in executive compensation decisions for APP. LeRoy T. Carlson, Jr., James Barr III, H. Donald Nelson and John R. Schaaf also serve as directors and officers of numerous direct or indirect subsidiaries of TDS, USM, TDS Telecom and/or APP.

    LeRoy T. Carlson, Jr. and Walter C.D. Carlson, directors of USM, are trustees and beneficiaries of the voting trust which controls TDS, which controls the Company, and LeRoy T. Carlson, a director of the Company, is a beneficiary of such voting trust. See "Security Ownership of Certain Beneficial Owners and Management." LeRoy T. Carlson, LeRoy T. Carlson, Jr., Walter C.D. Carlson and Murray L. Swanson, directors of USM, are also directors of TDS. See "Election of Directors." The Company has entered into a number of arrangements and transactions with TDS. Some of these arrangements were established at a time prior to the Company's Initial Public Offering when TDS owned more than 90% of the Company's outstanding capital stock and were not the result of arm's-length negotiations. It is anticipated that such arrangements will continue and that additional transactions will occur in the future. The principal arrangements that exist between the Company and TDS are summarized below.

EXCHANGE AGREEMENT

    The Company and TDS are parties to an Exchange Agreement dated July 1, 1987, as amended as of April 7, 1988 (collectively, the "Exchange Agreement").

    COMMON SHARE PURCHASE RIGHTS; POTENTIAL DILUTION. The Exchange Agreement granted TDS the right to purchase additional Common Shares of the Company sold after the Initial Public Offering, to the extent necessary for TDS to maintain its proportionate interest in such Common Shares. For purposes of calculating TDS's proportionate interest in the Common Shares of the Company, the Series A Common Shares are treated as if converted into Common Shares. Upon notice to the Company, TDS is entitled to subscribe to each issuance in full or in part at its discretion. If TDS decides to waive, in whole or in part, one or more of its purchase opportunities, the number of Common Shares subject to purchase as a result of subsequent issuances will be further reduced.

    If TDS elects to exercise its purchase rights, it is required to pay cash for all Common Shares issued to it by the Company, unless otherwise agreed. In the case of sales by the Company of Common Shares for cash, TDS is required to pay the same price per Common Share as the other buyers thereof. In the case of sales for a consideration other than cash, TDS is required to pay cash equal to the fair market value of such other consideration as determined by the Company's Board of Directors. Depending on the price per Common Share paid by TDS upon exercise of these rights, the issuance of Common Shares by the Company pursuant thereto could have a dilutive effect on other shareholders of the Company. The purchase rights described above are in addition to the preemptive rights granted to TDS as a holder of Series A Common Shares under the Company's Restated Certificate of Incorporation.

    FUNDING OF LICENSE COSTS. Through the date of the Company's Initial Public Offering, TDS had funded or made provisions to fund all of the legal, engineering and consulting expenses incurred in connection with the wireline application and settlement process and that portion of the price of cellular interests acquired by purchase that represented the cost of cellular licenses (collectively, the "License Costs"). Pursuant to the Exchange Agreement, as amended, TDS has agreed to fund as an additional capital contribution, without the issuance of additional stock or the payment of any other consideration to TDS, additional License Costs associated with the acquisition of the additional cellular interests that the Company had a right to acquire at the time of the Initial Public Offering. Through December 31, 1994, TDS had funded License Costs totalling approximately $67.2 million. TDS is obligated under the Exchange Agreement to make additional capital contributions to the Company under certain circumstances. Currently such amounts are estimated to total approximately $690,000.

    RSA RIGHTS. Under the Exchange Agreement: (a) TDS retained all its rights to file applications for and obtain the wireline licenses to operate cellular systems in Rural Service Areas ("RSAs"); (b) TDS retained the right to exchange these RSA rights for additional interests in cellular systems in which the Company has an interest or interests in cellular systems within the same or other Metropolitan Statistical Areas ("MSAs") or in RSAs; (c) TDS retained the right to acquire telephone, paging or other non-cellular companies with interests in cellular systems; (d) TDS retained the right to acquire interests in RSAs in which the Company indicated it did not desire to participate; and (e) the rights referred to in (a), (b), (c) and (d) above were to remain the property of TDS unless transferred to the Company for appropriate consideration.

    RIGHT OF NEGOTIATION. For certain interests, if TDS desires to sell its interest in any RSA, TDS is required to give the Company the opportunity to negotiate for such interest, subject to TDS being legally able to transfer the interest free of any restrictions on its sale or transfer. If the Company desires to purchase any interest so offered, TDS is required to negotiate with the Company concerning the terms and conditions of the transaction, including the price and the method of payment. If the Company and TDS are unable to agree on the terms and conditions of the transaction during a 60-day negotiation period, TDS would thereafter be under no obligation to offer the interest to the Company, except if TDS proposed to sell the interest within a year after the end of the negotiation period at a price equal to or lower than the highest written offer of the Company during the negotiation period. In such case, the Company would have the right to purchase the interest at that price.

CORPORATE OPPORTUNITY ARRANGEMENTS

    The Company's Restated Certificate of Incorporation, as amended, provides that, so long as at least 500,000 Series A Common Shares are outstanding, the Company may not, without the written consent of TDS, engage in any non-cellular activities. Management has been informed that TDS intends to give its consent to the acquisition of any non-cellular interest that is incidental to the acquisition of a cellular interest. However, TDS could impose conditions on any such consent, including a requirement that the Company resell any non-cellular interest to TDS or that the Company give TDS the right of first refusal with respect to such sale.

    The Restated Certificate of Incorporation, as amended, also restricts the circumstances under which the Company is entitled to claim that an opportunity, transaction, agreement or other arrangement to which TDS, or any person in which TDS has or acquires a financial interest, is or should be the property of the Company or its subsidiaries. In general, so long as at least 500,000 Series A Common Shares are outstanding, the Company will not be entitled to any such "corporate opportunity" unless it relates solely to the construction of, the ownership of interests in, and/or the management of, cellular telephone systems, and then only if such corporate opportunity did not arise in any way as a result of the rights otherwise retained by TDS. The Restated Certificate of Incorporation allows the Company to pursue future opportunities to provide cellular service and design, consulting, engineering and construction management services for cellular telecommunications systems located outside the United States.

FINANCIAL ARRANGEMENTS AND TRANSACTIONS

    The following describes the financial arrangements and transactions between TDS and the Company.

    REVOLVING CREDIT AGREEMENT. As of July 1, 1987, all of the outstanding obligations of the Company to TDS were incorporated under the Revolving Credit Agreement. Pursuant to the Revolving Credit Agreement, as amended effective March 28, 1995, the Company may borrow up to an aggregate of $300 million from TDS, at an interest rate equal to 1 1/2% above the prime rate announced from time to time by the LaSalle National Bank of Chicago on the unpaid principal amount and to pay on demand an interest rate equal to 3 1/2% above such prime rate on any overdue principal or overdue installment of interest. The advances made by TDS under the Revolving Credit Agreement are unsecured. Interest on the balance due under the Revolving Credit Agreement is payable quarterly and no principal is payable until July 1, 1996, subject to acceleration under certain circumstances, at which time the entire principal balance due under the Revolving Credit Agreement then outstanding is scheduled to become due and payable. The Company may prepay the balance due under the Revolving Credit Agreement at any time, in whole or in part, without premium. Any principal so repaid is available for the Company to borrow during the remaining term of the Revolving Credit Agreement, subject to the satisfaction of certain conditions. Interest expense incurred by the Company to TDS totaled $17.8 million for the year ended December 31, 1994, and borrowings in an aggregate amount of $233 million were outstanding as of such date. The greatest amount outstanding since January 1, 1994 was $255.5 million.

    The Revolving Credit Agreement provides that the Company will not, without the prior written consent of TDS: (i) purchase or redeem any shares of its capital stock or declare or pay any dividends thereon, except to the extent of one-half of the cumulative consolidated net income, if any, for the period after July 1, 1989, or make any other distribution to its shareholders other than normal dividends payable with respect to Preferred Stock which may be issued;
(ii) permit its consolidated equity to be less than 30% of consolidated liabilities; (iii) incur or guarantee any indebtedness that is senior to the Revolving Credit Agreement; (iv) with certain exceptions, create any lien on any of the Company's assets; or (v) enter into certain contracts for the purchase of materials, supplies or services.

    The Revolving Credit Agreement provides that if certain "events of default" occur, TDS may immediately declare the amount under the Revolving Credit Agreement due and payable and terminate the Revolving Credit Agreement. Events of default under the Revolving Credit Agreement include the failure to pay interest or principal, the breach of specified covenants, any default under certain other indebtedness, and certain judgments, defaults and events of bankruptcy or insolvency.

TAX ALLOCATION AGREEMENT

    The Company has entered into a Tax Allocation Agreement with TDS under which the Company will continue to join in filing consolidated Federal income tax returns with the TDS affiliated group unless TDS requests otherwise. For tax years and periods ended prior to July 1, 1987, TDS reimbursed the Company for the reduction in the provision for Federal income taxes reflected in TDS's consolidated statements of income resulting from the inclusion of the Company and its subsidiaries in the TDS affiliated group. For tax years and periods beginning after June 30, 1987, TDS no longer reimburses the Company on a current basis for losses or credits used by the TDS affiliated group. Instead, the Company will be compensated (by an offset to amounts the Company would otherwise be required to reimburse TDS for Federal income taxes) for TDS's use of tax benefits at such time as the Company could utilize such benefits as a stand-alone entity. After all loss and credit carryforwards have either been utilized or their statutory periods have expired, the Company will be required to reimburse TDS for Federal income taxes paid by the TDS affiliated group in an amount equal to the greater of the Federal income tax liability of the Company, calculated as if it were a separate affiliated group, or the tax calculated using the average tax rate (before taking into account tax credits) of the TDS affiliated group. Any deficiency in tax thereafter proposed by the Internal Revenue Service for any consolidated return year (whether before or after the Initial Public Offering) that involves income, deductions or credits of the Company or its subsidiaries, and any claim for refund of tax for any consolidated return year that involves such items, will be contested or prosecuted at the sole discretion of TDS and at the expense of the Company. To the extent that any deficiency in tax or refund of tax is finally determined to be attributable to the income, deductions or credits of the Company, such deficiency or refund will be payable by or to the Company.

    If the Company ceases to be a member of the TDS affiliated group, and for a subsequent year the Company or its subsidiaries are required to pay a greater amount of Federal income tax than they would have paid if they had not been members of the TDS group after June 30, 1987, TDS will reimburse the Company for the excess amount of tax, without interest. In determining the amount of reimbursement, any profits or losses from new business activities acquired by the Company or its subsidiaries after the Company leaves the TDS group will be disregarded. No reimbursement will be required if at any time in the future fewer than 500,000 Series A Common Shares are outstanding. Nor will reimbursement be required on account of the income of any subsidiary of the Company if more than 50% of the voting power of such subsidiary is held by a person or group other than a person or group owning more than 50% of the voting power of TDS. Rules similar to those described above will be applied to any state or local franchise or income tax liabilities to which TDS and the Company and its subsidiaries are subject and which are required to be determined on a unitary, combined or consolidated basis.

CASH MANAGEMENT AGREEMENT

    The Company has from time to time deposited its excess cash with TDS for investment under TDS's cash management program pursuant to the terms of a Cash Management Agreement. Such deposits are available to the Company on demand and bear interest each month at the 30-day Commercial Paper Rate reported in THE WALL STREET JOURNAL on the last business day of the preceding month, plus 1/4%, or such higher rate as TDS may in its discretion offer on such demand deposits. The Company may elect to place funds for a longer period than on demand in which event, if such funds are placed with TDS, they will bear interest at the Commercial Paper Rate for investments of similar maturity plus 1/4%, or at such higher rate as TDS may in its discretion offer on such investments.

INTERCOMPANY AGREEMENT

    In order to provide for certain transactions and relationships between the parties, the Company and TDS have agreed under an Intercompany Agreement, among other things, as follows:

    SERVICES. The Company and TDS make available to each other from time to time services relating to operations, marketing, human resources, accounting, customer services, customer billing, finance, and general administration, among others. Unless otherwise provided by written agreement, services provided by TDS or any of its subsidiaries are charged and paid for in conformity with the customary practices of TDS for charging TDS's non-telephone company subsidiaries. Payments by the Company to TDS for such services totalled $22.2 million in 1994. For services provided to TDS, the Company receives payment for the salaries of its employees and agents assigned to render such services (plus 40% of the cost of such salaries in respect of overhead) for the time spent rendering such services, plus out-of-pocket expenses. Payments by TDS to the Company for such services were $377,000 in 1994.

    EQUIPMENT AND MATERIALS. The Company and its subsidiaries purchase materials and equipment from TDS and its subsidiaries on the same basis as materials and equipment are purchased by any TDS affiliate from another TDS affiliate. Purchases by the Company from TDS affiliates totalled $824,000 in 1994.

    GUARANTEES. The Company is obligated to use its best efforts to have TDS removed as guarantor or obligor in connection with any indebtedness, lease, contract or other obligation relating to the business of the Company or a subsidiary of the Company. Until TDS is removed as guarantor or obligor, the Company is required to pay TDS annually in advance 1% of the present value of the amounts as of the beginning of each year that TDS could be required to pay on account of acting as guarantor or obligor, computed by discounting such amounts at a rate per annum equal to the prime rate in effect on the December 15 preceding the applicable December 31, compounded annually. In addition, until TDS is removed as guarantor or obligor, the Company must indemnify TDS with respect to such obligations. At December 31, 1994, TDS is not obligated as guarantor or obligor under any USM agreements.

    ACCOUNTANTS AND LEGAL COUNSEL. The Company has agreed to engage the firm of independent public accountants selected by TDS for purposes of auditing the financial statements of the Company, including the financial statements of its direct and indirect subsidiaries, and providing tax, data processing and all other accounting services and advice. The Company also has agreed that, in any case where legal counsel is to be engaged to represent the parties for any purpose, TDS has the right to select the counsel to be engaged, which may be the same counsel selected to represent TDS unless such counsel deems there to be a conflict. If TDS and the Company use the same counsel, each is responsible for the portion of the fees and expenses of such counsel determined by such counsel to be allocable to each.

    INDEMNIFICATION. The Company will indemnify TDS against certain losses, claims, damages or liabilities including those arising out of: (i) the conduct by the Company of its business (except where the loss, claim, damage or liability arises principally from TDS's gross negligence or willful misconduct);
(ii) any inaccurate representation or breach of warranty under the Intercompany Agreement; and (iii) any indebtedness, lease, contract or other obligation referred to under "Guarantees" above. The Company will also indemnify TDS, as a controlling person, against any loss, claim, damage or liability arising out of the Initial Public Offering, except for losses, claims, damages or liabilities arising from information supplied in writing by TDS for inclusion in the prospectus for the Initial Public Offering. TDS will similarly indemnify the Company with respect to: (i) the conduct by TDS of its non-cellular businesses before July 1, 1987 (except where the loss, claim, damage or liability arises principally from the Company's gross negligence or willful misconduct); and (ii) any inaccurate representation or breach of warranty under the Intercompany Agreement.

    DISPOSAL OF COMPANY SECURITIES. TDS will not dispose of any securities of the Company held by it if such disposition would result in the loss of any license or other authorization held by the Company and such loss would have a material adverse effect on the Company.

    TRANSFER OF ASSETS. Without the prior written consent of TDS, the Company may not transfer (by sale, merger or otherwise) more than 15% of its consolidated assets unless the transferee agrees to become subject to the Intercompany Agreement.

REGISTRATION RIGHTS AGREEMENT; OTHER SALES OF COMMON SHARES

    Under a Registration Rights Agreement, the Company has agreed, upon the request of TDS, to file one or more registration statements under the Securities Act of 1933 or take other appropriate action under the laws of foreign jurisdictions in order to permit TDS to offer and sell, domestically or abroad, any debt or equity securities of the Company that TDS may hold at any time. TDS will pay all costs relating thereto and any underwriting discounts and commissions relating to any such offering, except that the Company will pay the fees of any counsel, accountants, trustees, transfer agents or other agents retained by the Company in connection therewith. TDS has the right to select the counsel the Company retains to assist it in fulfilling any of its obligations under the Registration Rights Agreement.

    There is no limitation on the number or frequency of the occasions on which TDS may exercise its registration rights, except that the Company will not be required to comply with any registration request unless, in the case of a class of equity securities, the request involves at least the lesser of 1,000,000 shares or 1% of the total number of shares of such class then outstanding, or, in the case of a class of debt securities, the principal amount of debt securities covered by the request is at least $5,000,000. The Company has also granted TDS the right to include its securities in certain registration statements covering offerings by the Company and will pay all costs of such offerings other than incremental costs attributable to the inclusion of securities of the Company owned by TDS in such registration statements.

    The Company will indemnify TDS and its officers, directors and controlling persons against certain liabilities arising under the laws of any country in respect of any registration or other offering covered by the Registration Rights Agreement. The Company has the right to require TDS to delay any exercise by TDS of its rights to require registration and other actions for a period of up to 90 days if, in the judgment of the Company, any offering by the Company then being conducted or about to be conducted would be materially adversely affected. TDS has further agreed that it will not include any securities of the Company in any registration statement of the Company which, in the judgment of the managing underwriters, would materially adversely affect any offering by the Company. The rights of TDS under the Registration Rights Agreement are transferable to non-affiliates of TDS.

INSURANCE COST SHARING AGREEMENT

    Pursuant to an Insurance Cost Sharing Agreement, the Company and its officers, directors and employees are afforded coverage under certain insurance policies purchased by TDS. A portion of the premiums payable under each such policy is allocated by TDS to the Company on the same basis as premiums were allocated before the Insurance Cost Sharing Agreement was entered into, if the policies are the same as or similar to the policies in effect before the Insurance Cost Sharing Agreement was entered into, or on such other reasonable basis as TDS may select from time to time. If TDS decides to change the allocation of premiums at any time, TDS will consult with the Company before the change is made, but the decision as to whether to make the change will be in the reasonable discretion of TDS. Management of the Company believes that the amounts payable by the Company under the Insurance Cost Sharing Agreement are generally more favorable than the premiums the Company would pay if it were to obtain coverage under separate policies.

EMPLOYEE BENEFIT PLANS AGREEMENT

    Under an Employee Benefit Plans Agreement, employees of the Company continue to participate in the TDS Tax-Deferred Savings Plan. The Company will reimburse TDS for the costs associated with such participation. In addition, the Company has agreed to reimburse TDS for certain costs incurred by TDS in connection with the exercise by certain employees of the Company of outstanding TDS stock options and for certain costs incurred in connection with the issuance of stock under the TDS Employee Stock Purchase Plans to employees of the Company.

ISSUANCE OF TDS SHARES ON BEHALF OF USM

    TDS issues TDS securities in connection with the acquisition of cellular interests on behalf of the Company. At the time such acquisitions are closed, the acquired cellular interests are generally transferred to the Company, which reimburses TDS by issuing USM securities to TDS or by increasing the balance due to TDS under the Revolving Credit Agreement. The fair market value of the USM securities issued to TDS in connection with these transactions is calculated in the same manner and over the same time period as the fair market value of the TDS securities issued to the sellers in such acquisitions. During 1994, the Company issued 4.2 million USM Common Shares to TDS and became indebted to TDS for an additional $309,000 under the Revolving Credit Agreement, to reimburse TDS for 2.2 million TDS Common Shares issued in such transactions.

    In addition to the shares described in the preceding paragraph, additional securities of TDS and USM were authorized for issuance in connection with acquisitions of cellular interests that were pending at December 31, 1994. In connection with these acquisitions, TDS expects to issue in 1995 or later years approximately 1.9 million TDS Common Shares, for which the Company will reimburse TDS by issuing approximately 2.7 million USM Common Shares and increasing the amount of debt under the Revolving Credit Agreement in an amount estimated to be approximately $11.2 million.

OTHER ARRANGEMENTS

    Walter C.D. Carlson, a director of TDS and the Company, Michael G. Hron, the Secretary of TDS, APP and certain other subsidiaries of TDS, William S. DeCarlo, the Assistant Secretary of TDS, Stephen P. Fitzell, Secretary of the Company and certain other subsidiaries of TDS, and Sherry S. Treston, Assistant Secretary of the Company and certain other subsidiaries of TDS, are partners of Sidley & Austin, the principal law firm of the Company, TDS and their subsidiaries.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF THE COMPANY BY CERTAIN BENEFICIAL OWNERS

    The following table sets forth, at February 28, 1995, information regarding the persons who beneficially own more than 5% of any class of the voting securities of the Company. The nature of beneficial ownership in this table is sole voting and investment power, except as otherwise set forth in the footnotes.

                                                                                SHARES OF        PERCENT       PERCENT OF
      SHAREHOLDER'S NAME AND ADDRESS                 TITLE OF CLASS            CLASS OWNED       OF CLASS     VOTING POWER
- - -------------------------------------------  ------------------------------  ----------------  ------------  ---------------
Telephone and Data Systems, Inc.             Common Shares                      33,276,793           68.4%           8.8%
  30 North LaSalle Street                    Series A
  Chicago, Illinois 60602                    Common Shares                      33,005,877(1)       100.0%          87.1%
                                             Preferred Stock                        95,972          100.0%          *
The Equitable Companies Inc.(2)              Common Shares                       3,662,180            7.5%          *
  787 Seventh Avenue
  New York, New York 10019

- - ------------

*    Less than 1%

(1) The Series A Common Shares are convertible on a share-for-share basis into Common Shares.

(2) Based on the most recent Schedule 13G (Amendment No. 3) filed with the SEC. Includes shares held by the following affiliates: The Equitable Life
     Assurance Society of the United States -- 1,904,300 shares; Alliance Capital Management, L.P. -- 1,755,880 shares; and Donaldson, Lufkin & Jenrette Securities Corporation -- 2,000 shares. Equitable reports sole voting power with respect to 3,584,380 shares, shared voting power with respect to 72,000 shares, sole dispositive power with respect to 3,660,180 shares and shared  dispositive  power with  respect to  2,000 shares.  Alpha Assurance
     I.A.R.D. Mutuelle, Alpha Assurances  Vie Mutuelle, AXA Assurances  I.A.R.D.
     Mutuelle,  AXA Assurances Vie Mutuelle,  Unit Europe Assurance Mutuelle and
     AXA, corporations organized under the laws of France, are affiliates of The
     Equitable Companies Inc.

SECURITY OWNERSHIP OF THE COMPANY BY MANAGEMENT

    Several officers and directors of the Company hold substantial ownership interests indirectly in the Company by virtue of their ownership of the capital stock of TDS. See "Beneficial Ownership of TDS by Directors and Executive
Officers of the Company." In addition, the following executive officers and directors and all officers and directors as a group of the Company beneficially owned the following number of the Common Shares of the Company as of February 28, 1995:

                                                                             AMOUNT AND NATURE
                                                                               OF BENEFICIAL     PERCENT OF   PERCENT OF
                           NAME                             TITLE OF CLASS     OWNERSHIP(1)        CLASS     VOTING POWER
- - ----------------------------------------------------------  --------------   -----------------   ----------  -------------
LeRoy T. Carlson..........................................   Common Shares          1,000            *          *
LeRoy T. Carlson, Jr.(2)..................................   Common Shares          3,261           *           *
H. Donald Nelson(3)(11)...................................   Common Shares         29,109           *           *
Murray L. Swanson.........................................   Common Shares        --                *           *
Walter C.D. Carlson.......................................   Common Shares        --                *           *
Paul Henri Denuit(4)......................................   Common Shares        --                *           *
Allan Z. Loren............................................   Common Shares        --                *           *
Daniel R. Croft(5)(11)....................................   Common Shares          2,624           *           *
Joyce V. Gab Kneeland(6)(11)..............................   Common Shares         19,084           *           *
Richard W. Goehring(7)(11)................................   Common Shares         20,576           *           *
Kenneth R. Meyers(8)(11)..................................   Common Shares         20,725           *           *
Other executive officers
 (8 persons)(9)(11).......................................   Common Shares         18,895           *           *
All directors and executive officers as a group (19
 persons)(10)(11).........................................   Common Shares        115,274           *           *

- - ------------

 *   Less than 1%

(1) The nature of beneficial ownership is sole voting and investment power unless otherwise specified.

(2) LeRoy T. Carlson, Jr., shares voting and investment power with respect to 3,261 Common Shares of the Company with C. Theodore Herbert, Ronald D. Webster and Michael G. Hron, the persons named as trustees of the Telephone and Data Systems, Inc. Tax Deferred Savings Trust, excluding 105,612 shares as to which voting and investment power is passed through to plan participants and excluding 550 shares voted by such trustees which are reported as being beneficially owned by the other persons in this table.

(3) Includes 26,678 Common Shares subject to Options or SARs which are currently exercisable or exercisable within 60 days.

(4) Paul-Henri Denuit is the Chief Executive Officer and Managing Director of S.A. Coditel, which beneficially owns 2,279,583 Common Shares of the Company as of January 31, 1995.

(5) Includes 2,160 Common Shares subject to Options or SARs which are currently exercisable or exercisable within 60 days. Mr. Croft resigned from the Company effective March 10, 1995.

(6) Includes 15,758 Common Shares subject to Options or SARs which are currently exercisable or exercisable within 60 days.

(7) Includes 16,908 Common Shares subject to Options or SARs which are currently exercisable or exercisable within 60 days.

(8) Includes 16,138 Common Shares subject to Options or SARs which are currently exercisable or exercisable within 60 days. Also includes 1,000 Common Shares which are held by a trust for which Mr. Meyers is a trustee. Mr. Meyers disclaims beneficial ownership of such shares.

(9) Includes 15,588 Common Shares subject to Options or SARs which are currently exercisable or exercisable within 60 days.

(10) Includes 93,230 Common Shares subject to Options or SARs which are currently exercisable or exercisable within 60 days.

(11) Includes shares as to which voting and/or investment power is shared.

DESCRIPTION OF TDS SECURITIES

    The authorized capital stock of TDS consists of 100,000,000 Common Shares, $1.00 par value (the "TDS Common Shares"), 25,000,000 Series A Common Shares, $1.00 par value, (the "TDS Series A Common

Shares") and 5,000,000 Preferred Shares, without par value (the "TDS Preferred Shares"). As of February 28, 1995, 50,147,231 TDS Common Shares (excluding 484,012 Common Shares held by a subsidiary of TDS), 6,876,432 TDS Series A Common Shares and 454,393 TDS Preferred Shares were outstanding.

    The TDS Series A Common Shares have ten votes per share, and TDS Common Shares and TDS Preferred Shares have one vote per share. The holders of TDS Series A Common Shares, TDS Common Shares and TDS Preferred Shares vote as a single group, except with respect to matters as to which the Iowa Business Corporation Act grants class voting rights and with respect to the election of directors. With respect to the election of directors, the holders of TDS Common Shares and the TDS Preferred Shares issued before October 31, 1981, voting as a group, are entitled to elect 25% of the board of directors of TDS, rounded up to the nearest whole number, and the holders of TDS Series A Common Shares and TDS Preferred Shares issued after October 31, 1981, voting as a group, are entitled to elect the remaining members of the board of directors of TDS.

PRINCIPAL SHAREHOLDERS OF TDS

    In addition to the persons listed under "Beneficial Ownership of TDS by Directors and Executive Officers of the Company," the following table sets forth, as of February 28, 1995, information regarding the persons who beneficially own more than 5% of any class of the voting securities of TDS. The nature of beneficial ownership in this table is sole voting and investment power, except as otherwise set forth in the footnotes.

                  SHAREHOLDER'S                                                SHARES OF TDS   PERCENT OF    PERCENT OF VOTING
                 NAME AND ADDRESS                      TITLE OF TDS CLASS       CLASS OWNED     TDS CLASS          POWER
- - --------------------------------------------------  -------------------------  -------------  -------------  -----------------
Putnam Investments, Inc., et al.(1)                 TDS Common Shares             3,578,933          7.1%             3.0%
  One Post Office Square
  Boston, Massachusetts 02109
The Equitable Companies Inc.(2)                     TDS Common Shares             2,810,190          5.6%             2.4%
  373 Seventh Avenue
  New York, New York 10019
Liberty Investment Management, Inc.(3)              TDS Common Shares             2,677,070          5.3%             2.2%
  2502 Rocky Point Drive
  Tampa, Florida 33607
William and Betty McDaniel                          TDS Preferred Shares             62,500         13.8%            *
  160 Stowell Road
  Salkum, Washington 98582
Van and Janet McDaniel                              TDS Preferred Shares             62,500         13.8%            *
  160 Stowell Road
  Salkum, Washington 98582
Goldman Sachs & Co.                                 TDS Preferred Shares             51,290         11.3%            *
  85 Broad Street
  New York, New York 10004
Roland and Bette Nehring                            TDS Preferred Shares             23,030          5.1%            *
  5253 North Dromedary Road
  Phoenix, Arizona 85018

- - ---------

*    Less than 1%

(1) Based on the most recent Schedule 13G (Amendment No. 2) filed with the Securities and Exchange Commission ("SEC"). The Schedule 13G reports that Putnam Investments, Inc. and The Putnam Advisory Company, Inc. share voting power with respect to 342,331 Common Shares, that Putnam Investments, Inc. and Putnam Investment Management, Inc. share dispositive power with respect to 3,096,605 Common Shares, and that Putnam Investments, Inc. and The Putnam Advisory Company, Inc. share dispositive power with respect to 482,328 Common Shares. The Schedule 13G reports that Marsh & McLennan Companies, Inc. is the direct or indirect parent corporation of each of such entities.

(2) Based on the most recent Schedule 13G (Amendment No. 6) filed with the SEC. Includes shares held by the following affiliates: The Equitable Life Assurance Society of the United States -- 1,507,900 shares; Alliance Capital Management, L.P. -- 1,290,090 shares; and Wood, Struthers & Winthrop Management Corp. -- 12,200 shares. Equitable reports sole voting power with respect to

     2,653,350 shares, shared voting power with respect to 53,500 shares and sole dispositive power with respect to 2,810,190 shares. Alpha Assurance
     I.A.R.D. Mutuelle, Alpha Assurances  Vie Mutuelle, AXA Assurances  I.A.R.D.
     Mutuelle,  AXA Assurances Vie  Mutuelle, Uni Europe  Assurance Mutuelle and
     AXA, corporations organized under the laws of France, are affiliates of The
     Equitable Companies Inc.

(3)  Based on informaton provided to TDS by Liberty Investment Management, Inc.

BENEFICIAL OWNERSHIP OF TDS BY DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

    The following table sets forth the number of TDS Common Shares and TDS Series A Common Shares beneficially owned by each director of the Company and by all directors and executive officers of the Company as a group as of February 28, 1995.

                                                                                 AMOUNT AND
                                                                                  NATURE OF
      NAME OF INDIVIDUAL OR NUMBER                                               BENEFICIAL     PERCENT OF      PERCENT OF
          OF PERSONS IN GROUP                      TITLE OF TDS CLASS           OWNERSHIP(1)     TDS CLASS     VOTING POWER
- - ----------------------------------------  ------------------------------------  -------------  -------------  ---------------
LeRoy T. Carlson, Jr.,
  Walter C.D. Carlson,
  Letitia G. Carlson,
  Donald C. Nebergall and
  Melanie J. Heald(2)...................  TDS Series A Common Shares               6,252,336         90.9%           52.4%
LeRoy T. Carlson, Jr.,
  C. Theodore Herbert,
  Ronald D. Webster and
  Michael G. Hron(3)....................  TDS Common Shares                            1,008         *               *
                                          TDS Series A Common Shares                 146,576          2.1%            1.2%
LeRoy T. Carlson, Jr.,
  C. Theodore Herbert,
  Ronald D. Webster and
  Michael G. Hron(4)....................  TDS Common Shares                           19,532         *               *
LeRoy T. Carlson(5).....................  TDS Common Shares                           19,793         *               *
                                          TDS Series A Common Shares                  72,174          1.0%           *
LeRoy T. Carlson, Jr.(6)................  TDS Common Shares                           64,912         *               *
Walter C.D. Carlson(7)..................  TDS Common Shares                               67         *               *
Murray L. Swanson(8)(9).................  TDS Common Shares                           28,426         *               *
                                          TDS Series A Common Shares                   2,445         *               *
Paul Henri-Denuit.......................                   --                        --             --              --
Alan Z. Loren...........................                   --                        --             --              --
H. Donald Nelson(9).....................  TDS Common Shares                            3,576         *               *
                                          TDS Series A Common Shares                   5,147         *               *
Daniel R. Croft(9)(10)..................  TDS Common Shares                            6,910         *               *
Joyce V. Gab Kneeland(9)................  TDS Common Shares                            2,659         *               *
Richard W. Goehring(9)..................  TDS Common Shares                            8,592         *               *
Kenneth R. Meyers(9)(11)................  TDS Common Shares                            4,034         *               *
All other executive officers (8
  persons)(9)(12).......................  TDS Common Shares                            8,431         *               *
All directors and executive officers as
  a group (19 persons)(9)...............  TDS Common Shares                          167,940         *               *
                                          TDS Series A Common Shares               6,478,678         94.2%           54.3%

- - ---------

*    Less than 1%

(1) The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes.

(2) The shares of TDS listed are held by the persons named as trustees under a voting trust which expires June 30, 2009, created to facilitate long-standing relationships among the trustees' certificate holders. Under the terms of the voting trust, the trustees hold and vote the Series A Common Shares of TDS held in the trust. If the voting trust were terminated, the following persons would each be deemed to own beneficially over 5% of the outstanding TDS Series A Common Shares:
     Margaret  D. Carlson  (wife of  LeRoy T.  Carlson), LeRoy  T. Carlson, Jr.,
     Walter C.D. Carlson, Prudence E.  Carlson, Letitia G. Carlson (children  of
     LeRoy T. Carlson and Margaret D. Carlson), and Donald C. Nebergall, as trustee under certain trusts for the benefit of the heirs of LeRoy T. and Margaret D. Carlson and an educational institution. In addition, Margaret
     D. Carlson owns 50,512 TDS Series A Common Shares directly and Prudence  E.
     Carlson owns 194,148 TDS Series A Common Shares directly.

(3) Voting and investment control is shared by the persons named as trustees of the Telephone and Data Systems, Inc. Employees' Pension Trust I.

(4) Voting and investment control is shared by the persons named as trustees of the Telephone and Data Systems, Inc. Tax-Deferred Savings Trust. Does not include 185,870 shares as to which the voting and investment power is passed through to plan participants or 894 shares voted by such trustees which are reported as being beneficially owned by the other persons in the table.

(5)  Includes  7,210 TDS Common Shares that Mr. Carlson may purchase pursuant to stock options  which are  currently exercisable  or exercisable  within  60 days.  Does not include 267,648 TDS Series  A Common Shares (3.9% of class)
     held for the benefit of Mr. LeRoy T. Carlson in the voting trust  described in footnote (2) above. Beneficial ownership is disclaimed as to 637,261 TDS
     Series  A Common  Shares held for  the benefit  of his wife  in such voting trust and as to  50,512 TDS Series  A Common Shares  included in the  table held directly by his wife (an aggregate of 10% of the class).

(6) Includes 60,420 TDS Common Shares that Mr. Carlson may purchase pursuant to stock options which are currently exercisable or exercisable within 60 days. Does not include 1,067,970 TDS Series A Common Shares (15.5% of class) held in the voting trust referred to in footnote (2) above, of which 1,038,734 shares are held for the benefit of Mr. LeRoy T. Carlson, Jr.
     Beneficial ownership is disclaimed as to 29,236 TDS Series A Common Shares held for the benefit of his wife, his children and others in such voting trust.

(7)  Does not include 1,069,341 TDS Series A Common Shares (15.5% of class) held in the voting trust referred to  in footnote (2) above, of which  1,042,878 shares  are held  for the  benefit of  Mr. Walter  C.D. Carlson. Beneficial ownership is disclaimed with respect to  26,463 TDS Series A Common  Shares held for the benefit of his wife and children in such voting trust.

(8)  Includes  7,075 TDS Common Shares that Mr. Swanson may purchase pursuant to stock options  which are  currently exercisable  or exercisable  within  60 days.

(9)  Includes shares held as to which voting and/or investment power is shared.

(10) Mr. Croft resigned from the Company effective March 10, 1995.

(11) Includes 2,450 shares held in a trust for which Mr. Meyers is a trustee and 500 shares owned by his wife. Mr. Meyers disclaims beneficial ownership of such shares.

(12) Includes 2,050 shares subject to stock options exercisable on February 28, 1995 or within 60 days thereof.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    See "Executive Compensation -- Compensation Committee Interlocks and Insider Participation."

                 SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

    In order to be considered for inclusion in the Company's proxy materials for the 1996 Annual Meeting of Shareholders, any shareholder proposal must be addressed to United States Cellular Corporation, 8410 W. Bryn Mawr Ave., Suite 700, Chicago, Illinois 60631, Attention: Secretary, and must be received no later than December 14, 1995.

                                    GENERAL

    Your proxy is solicited by the Board of Directors and its agents and the cost of solicitation will be paid by the Company. Officers, directors and regular employees of the Company, acting on its behalf, may also solicit proxies by telephone, facsimile transmission or personal interview. The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares of record by such persons. The Company has retained Kissel-Blake Inc. to aid in solicitation of proxies for a fee of $2,500, plus out-of-pocket expenses.

    THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER AS OF THE RECORD DATE, AND WILL PROVIDE COPIES OF THE EXHIBITS TO THE REPORT UPON PAYMENT OF A REASONABLE FEE THAT WILL NOT EXCEED THE COMPANY'S REASONABLE EXPENSES INCURRED IN

CONNECTION THEREWITH. REQUESTS FOR SUCH MATERIALS SHOULD BE DIRECTED TO UNITED STATES CELLULAR CORPORATION, 8410 WEST BRYN MAWR AVENUE, SUITE 700, CHICAGO, ILLINOIS 60631, ATTENTION: EXTERNAL REPORTING DEPARTMENT, TELEPHONE: (312) 399-8900.

                                 OTHER BUSINESS

    It is not anticipated that any action will be asked of the shareholders other than that set forth above, but if other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment.

                                          By order of the Board of Directors

                                          /s/ STEPHEN P. FITZELL
                                          STEPHEN P. FITZELL
                                          SECRETARY

                    ALL SHAREHOLDERS ARE URGED TO SIGN, DATE
                        AND MAIL THEIR PROXIES PROMPTLY.

                                                                       EXHIBIT A

                       UNITED STATES CELLULAR CORPORATION

                       1994 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.  ESTABLISHMENT; PURPOSE; SCOPE.
    United States Cellular Corporation hereby establishes the United States Cellular Corporation 1994 Employee Stock Purchase Plan to encourage and facilitate the purchase of Common Shares of the Company by eligible employees. The Plan is intended to provide a further incentive for eligible employees to promote the best interests of the Controlled Group and an additional opportunity to participate in its economic progress. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" within the meaning of
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and provisions of the Plan shall be construed in a manner consistent with the Code.

SECTION 2.  DEFINITIONS; CONSTRUCTION.
    As used in this Plan, as of any time of reference, and unless the context otherwise requires:

    (a) "AFFILIATE" means any trade or business entity which is a member of a controlled group with Telephone and Data Systems, Inc. ("TDS") (as described in Section 414(b) and (c) of the Code) or is a member of an affiliated service group with TDS (as described in Section 414(m) of the Code) and any other entity required to be aggregated with TDS pursuant to final regulations under Section 414(o) of the Code.

    (b) "BOARD" means the Board of Directors of the Company as from time to time constituted.

    (c) "COMMON SHARES" means the common shares, par value $1.00 per share, of the Company.

    (d)   "COMPANY"  means  United  States   Cellular  Corporation,  a  Delaware
corporation, and any successor thereto.

    (e) "CONTROLLED GROUP" means the Company and its Subsidiaries.

     (f) "EFFECTIVE DATE" means October 1, 1994.

    (g) "EMPLOYER" means the Company and any corporation that is a member of the Controlled Group that adopts the Plan with the prior approval of the Company, as evidenced by a resolution of the Board.

    (h) "FAIR MARKET VALUE" means the average closing price of a Common Share on the American Stock Exchange on the twenty business days preceding the date of reference.

     (i) "OFFERING PRICE" means 85 percent of the Fair Market Value of a Common Share on the Effective Date, i.e., $26.94 (85% x $31.69).

     (j) "PARTICIPANT" means any employee of an Employer who meets the eligibility requirements of Section 4 and who has accepted an offer made by the Committee pursuant to Section 6(b) hereof.

    (k) "PLAN" means the 1994 Employee Stock Purchase Plan herein set forth and any amendment or supplement thereto.

     (l) "PURCHASE DATE" means December 31, 1995 or December 31, 1996, as the case may be.

   (m) "SUBSIDIARY" means a corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    (n) "TERMINATION DATE" means December 31, 1996, or earlier at the discretion of the Board.

The masculine gender, when appearing in this Plan, shall be deemed to include the feminine gender unless the context clearly indicates to the contrary. The words "hereof," "herein," and "hereunder," and other similar compounds of the word "here," shall mean and refer to the entire Plan and not to any particular provision or section of this document.

SECTION 3.  ADMINISTRATION.
    This Plan shall be administered by the 1994 Employee Stock Purchase Plan Committee (hereinafter referred to as the "Committee"), the members of which shall be two individuals selected by the Board who do not satisfy the eligibility requirements of Section 4 hereunder. Pursuant to resolution approved by the Board, as of the adoption date, the Committee shall be comprised of LeRoy
T. Carlson, Jr. and Murray L. Swanson. Subject to the express provisions hereof, the Committee shall have complete authority to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of this Plan. The Committee's determinations on the matters referred to in this paragraph shall be conclusive. No member of the Committee shall be personally liable for any decision or determination made in good faith under the Plan.

SECTION 4.  ELIGIBILITY.
    (a) Any employee of an Employer shall be eligible to participate in the Plan, provided he has at least six (6) months of continuous service with an Employer immediately prior to January 1, 1995. For the sole purpose of calculating length of service under the Plan, employees shall be credited for service with an Employer immediately prior to the Company's acquisition of such Employer or other member of the Controlled Group and for service with TDS, or any Affiliate thereof. No eligibility provision hereof shall permit or deny participation in the Plan in a manner contrary to the applicable requirements of the Code and the regulations promulgated thereunder.

    (b) Notwithstanding anything herein to the contrary, no employee shall be entitled to participate in the Plan if such employee, immediately after the grant of an option would own shares (including shares which may be purchased under the Plan) possessing five percent or more of the total combined voting power or value of all classes of stock of the Company, its Subsidiaries, TDS or TDS' Subsidiaries actually issued and outstanding immediately after such grant. For the foregoing purposes, the rules of stock attribution set forth in Section 424(d) of the Code shall apply in determining share ownership.

SECTION 5.  PURCHASE PRICE.
    The purchase price shall be the lesser of (i) the Offering Price or (ii) the Fair Market Value of a Common Share on the Purchase Date.

SECTION 6.  NUMBER OF COMMON SHARES OFFERED.
    (a) The maximum number of shares which shall be available for purchase under the Plan shall be 90,000 Common Shares of the Company, subject to adjustment as provided in Section 14. The Common Shares to be sold under this Plan may at the election of the Company be either treasury shares or shares originally issued for such purpose.

    (b) An employee shall be entitled to elect to purchase a total number of shares equal to one share for each $150.00 of his compensation ("base shares") plus any number of additional shares up to a maximum of 200 percent of his base shares ("additional shares"), provided that no employee may purchase fewer than twenty shares. If the total of an employee's base shares and additional shares is less than twenty, the employee nevertheless shall be entitled to elect to purchase twenty shares. For purposes of this subsection, compensation means (i) for a sales consultant, the greater of $25,000 or 200 percent of all of his base salary and commissions paid by an Employer during the period beginning April 1, 1994, and ending September 30, 1994 (the "compensation period"), (ii) for a market manager, 145 percent of his base salary in effect at July 1, 1994, (iii) for a part-time employee, 200 percent of all remuneration paid to him by an Employer during such compensation period, (iv) for any hourly full-time employee, the hourly rate in effect as of July 1, 1994 multiplied by the number of regular hours in a work year, and (v) for any salaried employee, the annual salary in effect at July 1, 1994. Amounts which are not included in an employee's income for federal income tax purposes due to Section 125 or 402(e)(3) of the Code shall be included in determining base salary, commissions and remuneration, for purposes of items (i)-(v) above.

    (c) No Participant shall be granted an option to purchase shares under the Plan that permits the Participant to purchase shares in any calendar year under the Plan and other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company, its Subsidiaries, TDS and TDS' Subsidiaries, with an aggregate fair market value (determined at the time such option is granted) in excess of $25,000.

    (d) In the event that Participants elect to purchase more shares than are available under clause (a) above, the maximum percentage of base shares that any Participant shall be permitted to purchase as additional shares shall be reduced until the total number of shares that all Participants, in the aggregate, have elected to purchase pursuant to clause (b) above (after reducing the number of additional shares elected by each Participant whose election reflects a maximum percentage in excess of the revised maximum percentage) equals the number of shares available under clause (a) above. The number of additional shares elected by each Participant who has elected more than the revised maximum shall be reduced so that no Participant may purchase more additional shares than the revised maximum percentage of base shares. Notwithstanding the preceding sentences of this clause (d), no Participant may purchase fewer than twenty shares.

SECTION 7.  ENROLLMENT PERIOD; EMPLOYEE'S ELECTION TO PARTICIPATE.
    (a) The Committee shall establish an enrollment period, during which an eligible employee may elect to purchase shares by executing and delivering to the TDS Employee Benefits Division an enrollment and payroll deduction authorization form.

    (b) An election to purchase shall not constitute a contract to purchase. Such an election shall merely notify the Company of the number of shares to be held for purchase by the Participant.

SECTION 8.  PURCHASE PERIOD; PAYMENT FOR SHARES.
    (a) The "Purchase Period" shall commence on January 1, 1995 and shall end on the earliest of the following dates: (i) the Termination Date, (ii) the date the Participant elects to abandon his purchase, and (iii) the date the Participant terminates service with the Employer.

    (b) Concurrently with his election, the Participant shall authorize a payroll deduction in an amount that over the Purchase Period shall provide for full payment for each share which he elects to purchase.

    (c) All payroll deductions held by the Company under the Plan shall be held without interest.

    (d) Subject to each Participant's right to abandon Common Shares pursuant to Section 10 hereof, the Company shall purchase Common Shares on behalf of each Participant pursuant to Section 9 hereof as soon as is administratively practicable after each Purchase Date.

    (e) All payroll deductions in the possession of the Company shall be segregated from the general funds of the Company in an account established to hold such payroll deductions (hereinafter referred to as the "Employee Stock Purchase Plan Account"). The Employee Stock Purchase Plan Account shall be restricted to the uses provided herein until such time as the Company issues certificates to Participants purchasing Common Shares under the Plan. The Committee shall have custody of such account.

SECTION 9.  ISSUANCE AND DELIVERY OF STOCK CERTIFICATES; REGISTRATION.
    (a) Certificates for Common Shares shall be issued and delivered to each Participant for the number of Common Shares paid for in full as soon as is administratively practicable after each Purchase Date. No fractional shares will be issued at any time.

    (b) As and whenever the Common Shares are issued to Participants pursuant to this Section 9, the Committee shall remit to the Company for its general purposes, out of the Employee Stock Purchase Plan Account, cash in an amount equal to the purchase price under the Plan of the Common Shares so issued. When all Common Shares purchasable under the Plan have been issued, any payroll deductions that have not been used to purchase Common Shares shall be returned to each Participant in accordance with his payroll deduction authorization under
Section  7(a) and his exercise of his right to abandon Common Shares pursuant to
Section 10.

    (c) Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant or, if the Participant so directs by written notice to the TDS Employee Benefits Division prior to the issuance thereof, in the names of the Participant and one other person as the Participant may designate, as joint tenants with right of survivorship.

SECTION 10.  PARTICIPANT'S RIGHT TO ABANDON SHARES.
    At any time during the term of the Plan a Participant may elect to abandon all or any number of the Common Shares then purchasable by and not yet issued to him, provided that a Participant may not retain the right to purchase fewer than twenty Common Shares. As to any Common Shares so abandoned, the Participant shall have no further rights of any nature at any subsequent time. If the Participant retains the right to purchase a lesser number of Common Shares, his election will continue with respect to such lesser number of Common Shares and any amount in the Employee Stock Purchase Plan Account contributed by the Participant that exceeds the amount necessary to purchase such lesser number of Common Shares shall be refunded to the Participant. If the Participant retains no right to purchase Common Shares, any amount in the Employee Stock Purchase Plan Account contributed by the Participant shall be refunded to the Participant.

SECTION 11.  EMPLOYEE'S HARDSHIP WITHDRAWAL.
    If a Participant makes a hardship withdrawal from any plan with a cash or deferred arrangement qualified under Section 401(k) of the Code which plan is sponsored, or participated in, by any Employer, such Participant shall be prohibited from making contributions under this Plan for a period of twelve months from the date of such withdrawal. If, after the expiration of such twelve month period, the Purchase Period has not yet expired, the Participant shall be permitted to resume payroll deductions in an amount which over the remaining Purchase Period shall provide for full payment for each share which he has elected to purchase and for which he has not yet made payroll deductions.

SECTION 12.  TERMINATION OF EMPLOYMENT OR ELIGIBILITY.
    (a) RETIREMENT OR DEATH. Upon termination of employment because of retirement or death, the number of Common Shares paid for in full by the Participant upon the application of all accumulated payroll deductions, including from compensation due and owing, shall be purchased for the Participant (or, in the case of the Participant's death, the beneficiary designated by the Participant in accordance with procedures prescribed by the Committee, or if no such beneficiary designation is in effect with respect to such Participant, the Participant's estate), unless the Participant (or, in the case of the Participant's death, his designated beneficiary or estate, as the case may be) elects to abandon all or any such number of the Common Shares then purchasable, pursuant to Section 10 hereof and any rules or regulations the Committee shall make.

    (b) OTHER TERMINATION OF EMPLOYMENT. Upon termination of employment with an Employer for any reason other than as a result of retirement or death as described in clause (a) of this Section, the amount withheld from the Participant's pay pursuant to Section 8 which has not already been used to purchase Common Shares shall be returned to him as soon as administratively practicable.

SECTION 13.  RIGHTS NOT TRANSFERABLE.
    The  right  to  purchase  Common  Shares  under  this  Plan  shall  not   be
transferable by any Participant or exercisable, during his lifetime, by any person other than the Participant.

SECTION 14.  CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.
    (a) The existence of the Plan shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock that affects the Common Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

    (b) If, during the term of the Plan, the Company shall effect (i) a distribution or payment of a dividend on its Common Shares in shares of the Company, (ii) a subdivision of its outstanding Common Shares by a stock split or otherwise, (iii) a combination of the outstanding Common Shares into a smaller number of shares by a reverse stock split or otherwise, or (iv) an issuance by reclassification or other reorganization of its Common Shares (other than by merger or consolidation) of any shares of the Company, then each Participant shall be entitled to receive upon the purchase of shares pursuant to this Plan such shares of the Company which the Participant would have owned or would have been entitled to receive after the happening of such event had the Participant purchased Common Shares pursuant to the Plan immediately prior to the happening of such event. If any other event shall occur that, in the judgment of the Board, necessitates adjusting the Offering Price, the number of Common Shares offered or other terms of the Plan, the Board shall take any action that in its judgment shall be necessary to preserve each Participant's rights substantially proportionate to the rights existing prior to such event. To the extent that any event or action pursuant to this paragraph shall entitle

Participants to purchase additional Common Shares or other shares of the Company, the shares available under Section 6 shall be deemed to include such additional Common Shares or such other shares of the Company.

    (c) In the event of a merger of one or more corporations into the Company, or a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Participant in the Plan shall, at no additional cost, be entitled, upon his payment for all or part of the Common Shares purchasable by him under the Plan, to receive (subject to any required action by shareholders) in lieu of the number of Common Shares which he was entitled to purchase, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the number of Common Shares equal to the number of shares paid for by the Participant.

    (d) If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company sells or otherwise disposes of substantially all its assets to another corporation during the term of the Plan: (i) subject to the provisions of clause (ii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of a right to purchase shall be entitled to receive, upon his payment for all or part of the Common Shares purchasable by him under the Plan and receive in lieu of Common Shares, shares of such stock or other securities as the holders of Common Shares received pursuant to the terms of the merger, consolidation or sale; and (ii) all outstanding rights to purchase may be cancelled by the Board as of the effective date of any such merger, consolidation or sale, provided that (i) notice of such cancellation shall be given to each Participant and (ii) each such Participant shall have the right to purchase, during a 30-day period preceding the effective date of such merger, consolidation or sale, all or any part of the shares allocated to him under the terms of the Plan.

    (e) Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares then available for purchase under the Plan.

SECTION 15.  SHAREHOLDER APPROVAL.
    The Plan is subject to the approval of a majority of the votes cast on the matter by the shareholders of the Company within twelve months before or after its adoption by the Board.

SECTION 16.  RIGHTS OF A SHAREHOLDER.
    No Participant shall have rights or privileges of a shareholder of the Company with respect to shares purchasable under this Plan unless and until the Participant shall become the holder of record of one or more Common Shares.

SECTION 17.  NO REPURCHASE OF COMMON SHARES BY COMPANY.
    The Company is not obligated to repurchase from any Participant Common Shares he has acquired under the Plan.

SECTION 18.  AMENDMENT OF THE PLAN.
    The Board may at any time, and from time to time, amend the Plan in any respect, except that, without the approval of the shareholders of the Company, no amendment may be made that changes the number of shares to be reserved under the Plan (other than as provided in Section 14) or the designation of Subsidiaries whose employees may be offered options under the Plan.

SECTION 19.  TERMINATION OF THE PLAN.
    While it is intended that the Plan remain in effect for the term of the Plan, the Board may terminate the Plan at any time in its discretion. Upon termination of the Plan, the Committee shall terminate payroll deductions and, unless the Participant elects to abandon his shares, shall issue and deliver to each Participant certificates for the number of Common Shares paid for in full. A Participant may elect, upon termination of the Plan, to abandon all or any number of the Common Shares then purchasable by and not yet issued to him, provided that a Participant may not retain the right to purchase fewer than twenty Common Shares. The Committee shall refund to the Participant any amount in the Employee Stock Purchase Plan Account contributed by the Participant that exceeds the amount necessary to purchase the number of Common Shares the Participant elects to purchase and not abandon. If the Participant retains no right to purchase Common Shares, the Committee shall refund to the Participant any amount in the Employee Stock Purchase Plan Account contributed by the Participant. Any contributions remaining in the Employee Stock Purchase Plan Account shall be refunded to the Participants making such contributions as soon as administratively practicable after termination of the Plan.

SECTION 20.  COMPLIANCE WITH STATUTES AND REGULATIONS.
    The sale and delivery of Common Shares under the Plan shall be in compliance with relevant statutes and regulations of governmental authorities, including state securities laws and regulations, and with the regulations of applicable stock exchanges.

SECTION 21.  GOVERNING LAW.
    This Plan and all determinations made hereunder and action taken pursuant hereto shall be governed by the laws of the State of Delaware and construed in accordance therewith.

                                                                       EXHIBIT B

                       UNITED STATES CELLULAR CORPORATION
                         1994 LONG-TERM INCENTIVE PLAN

                                   ARTICLE I

                                    PURPOSE

    The purposes of the United States Cellular Corporation 1994 Long-Term Incentive Plan (the "Plan") are (i) to align the interests of the stockholders of United States Cellular Corporation (the "Company") and the key executive and management employees of the Company who receive options under the Plan by increasing the proprietary interest of such employees in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining such key executive and management employees of the Company, and (iii) to motivate such employees to act in the long-term best interests of the Company's stockholders.

                                   ARTICLE II

                                  DEFINITIONS

    For purposes of the Plan, the following capitalized terms shall have the meanings set forth in this Article.

    2.1 "Affiliate" shall mean a corporation which owns directly or indirectly at least 50% of the outstanding stock of the Company or the combined voting power of such outstanding stock or a corporation at least 50% of whose outstanding stock or the combined voting power of such outstanding stock is owned directly or indirectly by the Company.

    2.2 "Award" shall mean a written agreement between the Company and an optionee evidencing an option granted hereunder.

    2.3  "Board" shall mean the Board of Directors of the Company.

    2.4  "Code" shall mean the Internal Revenue Code of 1986, as amended.

    2.5 "Committee" shall mean a Committee designated by the Board, consisting of two or more members of the Board, each of whom are "outside directors" within the meaning of section 162(m) of the Code. No member of the Committee during the one year prior to serving as a Committee member, or while serving as a Committee member, shall have been, or shall be, granted or awarded shares of Common Stock, or options to purchase shares of Common Stock or other Stock of the Company, or stock appreciation rights pursuant to the Plan or any other plan of the Company or any of its affiliates, except for a grant or award which would not result in such member ceasing to be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act.

    2.6 "Common Stock" shall mean the class of shares of the Company designated as "Common Shares" in its Articles of Incorporation.

    2.7 "Disability" shall mean a total physical disability which, in the Committee's judgment, prevents an optionee from performing substantially such optionee's employment duties and responsibilities for a continuous period of at least six months.

    2.8 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    2.9 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    2.10 "Fair Market Value" of a share of Stock shall mean its closing sale price on the principal national stock exchange on which the Stock is traded on the date as of which such value is being determined, or, if there shall be no reported sale for such date, on the next preceding date for which a sale was reported; PROVIDED THAT if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

    2.11 "Incentive Stock Option" shall mean an option to purchase shares of Stock which meets the requirements of section 422 of the Code (or any successor provision) and which is intended by the Committee to constitute an Incentive Stock Option.

    2.12 "Legal Representative" shall mean a guardian, legal representative or other person acting in a similar capacity with respect to an optionee.

    2.13 "Mature Shares" shall mean shares of Stock (i) for which the holder thereof has good title, free and clear of all liens and encumbrances, and (ii) which such holder has held for at least six months or has purchased on the open market.

    2.14 "Non-Qualified Stock Option" shall mean an option to purchase shares of Stock which is not an Incentive Stock Option.

    2.15 "Performance Measures" shall mean criteria and objectives established by the Committee which must be satisfied during a Performance Period in order for an employee eligible to participate in the Plan to be granted a Performance Stock Option. Such criteria and objectives may include, but are not limited to, the attainment by a share of Stock of a specified Fair Market Value for a specified period of time, certain earnings per share or return on equity, increased cash flows, revenues, or market share, or attainment of cost reduction goals, attainment of individual performance objectives, or any other criteria and objectives established by the Committee or any combination thereof.

    2.16 "Performance Period" shall mean a period designated by the Committee during which Performance Measures shall be measured.

    2.17   "Permanent and Total Disability" shall  have the meaning set forth in section 22(e)(3)of the Code (or any successor thereto).

    2.18 "Permitted Transferee" shall mean (i) an optionee's spouse, (ii) any of an optionee's lineal descendants or (iii) a trust or similar arrangement of which such spouse, a lineal descendant of such optionee, or one or more of such persons are the only current beneficiaries, provided that such spouse or descendant (or the Legal Representative of such spouse or descendant) or such trust or similar arrangement, as the case may be, has entered into a written agreement with the Company authorizing the Company to withhold shares of Stock which would otherwise be delivered to such person upon an exercise of a Non-Qualified Stock Option to pay any federal, state, local or other taxes which may be required to be withheld or paid in connection with such exercise in the event that the optionee does not provide for an arrangement satisfactory to the Company to assure that such taxes will be paid.

    2.19  "Stock" shall  mean Common Stock and  any other equity security  which
(i) is designated by the Board to be available for stock option grants under the Plan or (ii) becomes available for grants under the Plan by reason of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, spin-off or other similar change in capitalization or  event or  any distribution  to holders  of shares  of  Common
Stock.

    2.20 "TDS" shall mean Telephone and Data Systems, Inc., an Iowa corporation.

                                  ARTICLE III

                         ELIGIBILITY AND ADMINISTRATION

    3.1 ELIGIBILITY. Participants in the Plan shall consist of such key executive and management employees of the Company as the Committee in its sole discretion may select from time to time. The Committee's selection of an employee to participate in the Plan at any time shall not require the Committee to select such employee to participate in the Plan at any other time.

    3.2 COMMITTEE ADMINISTRATION. (a) IN GENERAL. The Plan shall be administered by the Committee in accordance with the terms of the Plan. The Committee, in its discretion, shall select those eligible key executive and management employees for participation in the Plan as the Committee determines and shall determine the form and timing of each grant of an option and the number of shares of Stock subject to each option, the purchase price per share of Stock purchasable upon exercise of the option, the time and conditions of exercise of the option and all other terms and conditions of the option, including, without limitation, the form of the Award evidencing the option. The Committee shall interpret the Plan and establish any rules and procedures it deems necessary or desirable for the administration of the Plan and may impose, incidental to the grant of an option, conditions with respect to the option, such as restricting or limiting competitive employment or other activities. All such interpretations, rules, procedures and conditions shall be conclusive and binding on the parties. A majority of the members of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by a majority of the Committee without a meeting.

    (b) DELEGATION. The Committee may delegate some or all of its power and authority hereunder to the chairman of the Board or an executive officer of the Company as the Committee deems appropriate; PROVIDED, HOWEVER, that the Committee may not delegate its power and authority with regard to (A) the selection for participation in the Plan of (i) an employee who is the chief executive officer of the Company (or is acting in such a capacity), one of the four highest compensated officers of the Company (other than the chief executive officer), or any other person deemed to be a "covered employee" within the meaning of section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the exercise period of the option to be granted to such employee, or (ii) an officer or other person subject to section 16 of the Exchange Act, or (B) decisions concerning the timing, pricing or number of shares subject to an option granted to such an employee, officer or other person who is, or who in the Committee's judgment is likely to be, a covered employee.

    (c) INDEMNIFICATION. No member of the Board or Committee nor any executive officer to whom the Committee shall delegate any of its power and authority hereunder shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and each member of the Board and the Committee and each executive officer who is designated by the Committee to exercise any power or authority hereunder shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company's articles of incorporation or by-laws, and under any directors' and officers' liability insurance which may be in effect from time to time.

    3.3 SHARES AVAILABLE. Subject to adjustment as provided in Section 5.7, 750,000 shares of Common Stock shall initially be available under the Plan. Such shares of Common Stock and shares of each other class of Stock which become available under the Plan shall be reduced by the sum of the aggregate number of shares of such Stock then subject to outstanding options under the Plan. To the extent that an outstanding option expires or terminates unexercised or is cancelled or forfeited, then the shares of Stock subject to such expired, unexercised, cancelled or forfeited portion of such option shall again be available under the Plan. Shares of Stock to be delivered under the Plan shall be made available from authorized and unissued shares of Stock, or authorized and issued shares of Stock reacquired and held as treasury shares or otherwise or a combination thereof.

                                   ARTICLE IV

                                 STOCK OPTIONS

    4.1 IN GENERAL. The Committee may, in its discretion, grant options to purchase shares of Stock to such eligible employees as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Non-Qualified Stock Option. Each Incentive Stock Option shall be granted within ten years of the effective date of the Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by an option holder during any calendar year (under the Plan or any other plan of the Company or any of its subsidiaries) exceeds $100,000, such options shall constitute Non-Qualified Stock Options. Options shall be subject to the terms and conditions set forth in this Section 4.1 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable, except that the Committee shall not grant an option or options in any calendar year to any eligible employee which, in the aggregate, give such an employee an option to purchase more than 50,000 shares of Stock (as may be adjusted pursuant to Section 5.7).

    4.2 NUMBER OF SHARES AND PURCHASE PRICE. The number of shares of Stock subject to an option and the purchase price per share of Stock purchasable upon exercise of the option shall be determined by the Committee; PROVIDED, HOWEVER, that the purchase price per share of Stock purchasable upon exercise of either an Incentive Stock Option or a Non-Qualified Stock Option shall generally be the average Fair Market Value of a share of Stock during the 20 trading days immediately preceding the date the option is granted, but in the case of an Incentive Stock Option, shall not be less than 100% of the Fair Market Value of a share of Stock on the date such option is granted; PROVIDED FURTHER, that if an Incentive Stock Option shall be granted to an employee who owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company or any of its subsidiaries ("Ten Percent Holder"), the purchase price per share of Stock shall be at least 110% of its Fair Market Value.

    4.3 OPTION PERIOD AND EXERCISABILITY. The period during which an option may be exercised shall be determined by the Committee; PROVIDED, HOWEVER, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; PROVIDED FURTHER, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall be exercised within five years of its date of grant. The Committee may, in its discretion, establish Performance Measures which must be satisfied during a Performance Period as a condition either to a grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments or in part or in full at any time. An option may be exercised only with respect to whole shares of Stock.

    4.4 METHOD OF EXERCISE. An option may be exercised (i) by giving written notice to the Chief Financial Officer of the Company specifying the number of whole shares of Stock to be purchased and by accompanying such notice with payment therefor in full (unless another arrangement for such payment which is satisfactory to the Company has been made) either (A) in cash, (B) in Mature Shares having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) by authorizing the Company to withhold whole shares of Stock which would otherwise be delivered upon exercise of the option having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or
(E) a combination of (A), (B) and (C), in each case to the extent determined by the Committee at the time the option is granted, and (ii) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E) in the preceding sentence and, in the case of an optionee who is subject to section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with section 16 of the Exchange Act and the rules and regulations thereunder. If payment of the purchase price is to be made pursuant to clause (B) or (C) (or a combination thereof) of the first sentence of this
Section 4.4, any fraction of a share of Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No share of Stock shall be delivered until the full purchase price therefor has been paid.

    4.5 TERMINATION OF EMPLOYMENT. (a) DISABILITY. Unless otherwise specified in an Award evidencing the grant of an option and, in the case of an Incentive Stock Option, subject to Section 4.5(f), if an optionee's employment with the Company terminates by reason of Disability, the option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment and after such date may be exercised by such optionee (or such optionee's Legal
Representative) for a period of 12 months after the effective date of such optionee's termination of employment or until the expiration of the term of such option, whichever period is shorter. If the optionee shall die within such period (or other period specified in the Award), the option shall be exercisable by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee's estate or, if none, the person to whom the optionee's rights under such option shall pass by will or by applicable laws of descent and distribution, to the same extent such option was exercisable by the optionee on the date of the optionee's death, for a period ending on the later of (i) the last day of such period and (ii) 90 days after the date of the optionee's death.

    (b) RETIREMENT OR RESIGNATION WITH PRIOR CONSENT OF THE BOARD. Unless otherwise specified in an Award evidencing the grant of an option and, in the case of an Incentive Stock Option, subject to Section 4.5(f), if an optionee's employment with the Company terminates by reason of the optionee's retirement after attainment of age 65 or by reason of the optionee's resignation of employment at any age with the prior consent of the Board (as evidenced in the Company's minute book), the option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's retirement or resignation, as the case may be, and after such date may be exercised by such optionee (or such optionee's Legal Representative) for a period of 90 days after such effective date or until the expiration of the term of such option, whichever period is shorter. If the optionee who has so retired or resigned shall die within such period (or other period specified in the Award), the option shall be exercisable by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee's estate or, if none, the person to whom the optionee's rights under such option shall pass by will or by the applicable laws of descent and distribution, to the same extent such option was exercisable by the optionee on the date of the optionee's death, for a period ending 180 days after the effective date of such optionee's retirement or resignation.

    (c) TRANSFER TO AFFILIATE. Unless otherwise specified in an Award evidencing the grant of an option, and in the case of an Incentive Stock Option, subject to Section 4.5(f), if an optionee's employment with the Company terminates by reason of the optionee's transfer of employment to an Affiliate, then the optionee's employment with such Affiliate shall be deemed to be employment with the Company solely for the purpose of determining the exercisability of any outstanding option awarded to such optionee, except that such option shall be exercisable only to the extent it is exercisable on the date of such transfer.

    (d) DEATH. Unless otherwise specified in an Award evidencing the grant of an option and, in the case of an Incentive Stock Option, subject to Section 4.5(f), if an optionee's employment with the Company terminates by reason of death, the option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death, and after such date may be exercised by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee's estate or, if none, the person to whom the optionee's rights under such option shall pass by will or by the applicable laws of descent or distribution for a period of 180 days after the date of death or until the expiration of the term of such option, whichever period is shorter.

    (e) OTHER TERMINATION OF EMPLOYMENT. Unless otherwise specified in an Award evidencing the grant of an option and, in the case of an Incentive Stock Option, subject to Section 4.5(f), if an optionee's employment with the Company terminates for any reason other than Disability, retirement after attainment of age 65, resignation of employment with the prior consent of the Board, a transfer to an Affiliate or death, the option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment and after such date may be exercised by such optionee (or such optionee's Legal Representative) for a period of 30 days after such effective date or until the expiration of the term of such option, whichever period is shorter. If the optionee shall die within such period (or other period specified in the Award), the option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death, and after such date may be exercised by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee's estate or, if none, the person to whom the optionee's rights under such option shall pass by will or by the applicable laws of descent or distribution for a period of 120 days after the date of death or until the expiration of the term of such option, whichever period is shorter. Notwithstanding the first sentence of this subsection (e), if an optionee ceases to be employed by the Company on account of such optionee's negligence, willful misconduct, competition with the Company or an Affiliate or misappropriation of confidential information of the Company or an Affiliate, the option shall terminate on the date the optionee's employment with the Company terminates, unless such option terminates earlier pursuant to Section 4.6.

    (f) TERMINATION OF EMPLOYMENT--INCENTIVE STOCK OPTIONS. If the employment with the Company of an optionee of an Incentive Stock Option terminates by reason of death or Permanent and Total Disability, each Incentive Stock Option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death or on the effective date of such optionee's termination of employment by reason of Permanent and Total Disability, as the case may be. In the case of the optionee's Permanent and Total Disability, the option may thereafter be exercised by such optionee (or such optionee's Legal Representative) for a period of one year (or such shorter period as the Committee may specify in the Award) after the effective date of such optionee's termination of employment by reason of Permanent and Total Disability or until the expiration of the term of such Incentive Stock Option, whichever period is shorter. In the case of the optionee's death, the option may thereafter be exercised by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee's estate or, if none, the person to whom the optionee's rights under such option shall pass by will or by the applicable laws of descent and distribution for a period of one year (or such other period as the Committee may specify in the Award) after the date of such optionee's death or until the expiration of the term of such Incentive Stock Option, whichever period is shorter.

    If the employment with the Company of an optionee terminates for any reason other than death or Permanent and Total Disability, each Incentive Stock Option held by such optionee shall be exercisable only to the extent such option is exercisable on the effective date of such optionee's termination of employment, and may thereafter be exercised by such optionee (or such optionee's Legal Representative) for a period of three months after the effective date of such optionee's termination of employment or until the expiration of the term of the Incentive Stock Option, whichever period is shorter.

    If an optionee dies during the exercise period specified in the Award evidencing the grant of such option following termination of employment by reason of Permanent and Total Disability, or if the optionee dies during the three-month period following termination of employment for any reason other than death or Permanent and Total Disability, each Incentive Stock Option held by such optionee shall be exercisable only to the extent such option is exercisable on the date of the optionee's death and may thereafter be exercised by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee's estate or, if none, the person to whom the optionee's rights under such option shall pass by will or by the applicable laws of descent and distribution for a period of one year (or such shorter period as the Committee may specify in the Award) after the date of death or until the expiration of the term of such Incentive Stock Option, whichever period is shorter.

    4.6 FORFEITURE OF OPTION UPON COMPETITION WITH COMPANY OR ANY AFFILIATE OR MISAPPROPRIATION OF CONFIDENTIAL INFORMATION. Notwithstanding any other provision herein, an option granted pursuant to an Award under the Plan shall not be exercisable on or after any date on which such optionee (a) enters into competition with the Company or an Affiliate, or (b) misappropriates confidential information of the Company or an Affiliate, as determined by the Committee or the Company in its sole discretion, and, accordingly, shall be terminated and thereby forfeited to the extent it has not been exercised as of such date.

    For purposes of the preceding sentence, an optionee shall be treated as entering into competition with the Company or an Affiliate if such optionee (i) directly or indirectly, individually or in conjunction with any person, firm or corporation, has contact with any customer of the Company or an Affiliate or any prospective customer which has been contacted or solicited by or on behalf of the Company or an Affiliate for the purpose of soliciting or selling to such customer or prospective customer any product or service, except to the extent such contact is made on behalf of the Company or an Affiliate, or (ii) otherwise competes with the Company or an Affiliate in any manner or otherwise engages in the business of the Company or an Affiliate.

    An optionee shall be treated as misappropriating confidential information of the Company or an Affiliate if such optionee (i) uses confidential information (as described below) for the benefit of anyone other than the Company or such Affiliate, as the case may be, or discloses the confidential information to anyone not authorized by the Company or such Affiliate, as the case may be, to receive such information, (ii) upon termination of employment, makes any summaries of, takes any notes with respect to, or memorizes any information or takes any confidential information or reproductions thereof from the facilities of the Company or an Affiliate, or (iii) upon termination of employment or upon the request of the Company or an Affiliate, fails to return all confidential information then in the optionee's possession. "Confidential information" shall mean any confidential and proprietary drawings, reports, sales and training manuals, customer lists, computer programs, and other material embodying trade secrets or confidential technical, business, or financial information of the Company or an Affiliate.

                                   ARTICLE V

                                    GENERAL

    5.1 EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective as of November 9, 1994 and shall terminate ten years thereafter unless terminated earlier by the Board. Termination of the Plan shall not affect the terms or conditions of any option granted prior to termination. Grants of options hereunder may be made at any time on or after the effective date and prior to the termination of the Plan. The Plan shall be submitted to the stockholders of the Company for approval, and in the event that the Plan is not approved by such stockholders, no Incentive Stock Options shall be granted hereunder.

    5.2 AMENDMENTS. The Board may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval under applicable law, including Rule 16b-3 under the Exchange Act and section 162(m) of the Code; PROVIDED, HOWEVER, that, except as provided in Section 5.7, no amendment shall be made without stockholder approval if such amendment (a) would increase the maximum number of shares of Stock available for issuance under the Plan or (b) would reduce the minimum purchase price in the case of an option; PROVIDED FURTHER that no amendment shall extend the term of the Plan or shall effect any change inconsistent with section 422 of the Code with respect to any Incentive Stock Option which shall have been, or may be, granted under the Plan. No amendment may impair the rights of a holder of an outstanding option without the consent of such holder.

    5.3 AWARD. Each option granted under the Plan shall be evidenced by an Award setting forth the terms and conditions applicable to such option. No option shall be valid until an Award is executed by the Company and the optionee and, upon execution by each party and delivery of the Award to the Company, such option shall be effective as of the effective date set forth in the Award.

    5.4 TRANSFERABILITY OF STOCK OPTIONS. No Incentive Stock Option shall be transferable other than by will or the laws of descent and distribution or pursuant to a beneficiary designation effective on the optionee's death. No Non-Qualified Stock Option shall be transferable other than (a) by will or the laws of descent and distribution, (b) pursuant to a beneficiary designation effective on the optionee's death, or (c) to the extent permitted under (i) securities laws relating to the registration of securities subject to employee benefit plans, (ii) Rule 16b-3 under the Exchange Act and (iii) the Award evidencing the grant of such option, by gift to a Permitted Transferee. Each option may be exercised during the optionee's lifetime only by the optionee (or the optionee's Legal Representative) or, if applicable, by a Permitted Transferee. Except as permitted by the preceding sentences, no option may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option such award and all rights thereunder shall immediately become null and void.

    5.5 TAX WITHHOLDING. The Company shall have the right to require, prior to the issuance or delivery of any shares of Stock, payment by the holder of the option being exercised of any federal, state, local or other taxes which may be required to be withheld or paid in connection with the exercise of such option. As determined by the Committee at the time of the grant of an option, an Award may provide that (i) the Company shall withhold whole shares of Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an option (the "Tax Date") in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of Mature Shares the aggregate Fair Market Value of which shall be determined as of the Tax Date, (C) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered the aggregate Fair Market Value of which shall be determined as of the Tax Date, (D) a cash payment by a broker-dealer acceptable to the Company to whom the holder has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C); PROVIDED, HOWEVER, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E) and that in the case of an optionee who is subject to section 16 of the Exchange Act, the Company may require that the method of satisfying such an obligation be in compliance with section 16 of the Exchange Act and the rules and regulations thereunder. An Award may provide for shares of Stock to be delivered or withheld having an aggregate Fair Market Value in excess of the minimum amount required to be withheld. Any fraction of a share of Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

    5.6 RESTRICTIONS ON SHARES. Each option granted hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Stock subject to such option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Stock delivered pursuant to any option made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

    5.7 ADJUSTMENT. In the event of any stock split, stock dividend, recapitalization, reclassification, reorganization, merger, consolidation, spin-off, combination of shares in a reverse stock split or other similar event, each holder of an option shall be entitled to receive upon the exercise of an option, at a price determined by the Committee in its sole discretion, such shares of Stock and other securities to which the holder would be entitled had the holder exercised such option prior to the occurrence of such event. If any other event shall occur which in the judgment of the Board would warrant an adjustment to (i) the number or designation of the class or classes of securities available under the Plan or (ii) the number or designation of the class or classes of securities subject to each outstanding option or the purchase price of a share of Stock subject to the option, or any combination of adjustments provided for in clauses (i) and (ii), such adjustments shall be authorized by the Board and made by the Committee upon such terms and conditions as it may deem equitable and appropriate. To the extent that any such event or any action taken under this Section 5.7 shall entitle a holder of an option to purchase additional shares of Stock or other security, the shares of Stock available under the Plan shall be deemed to include such additional shares of Stock or other security. If any such adjustment would result in a fractional security being generally available under the Plan, such fractional security shall be disregarded. If any such adjustment would result in a fractional security being subject to an outstanding option under the Plan, the Company shall pay the holder of such an option, in connection with the first exercise of such option occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the exercise date over (B) the purchase price of such security. Any determination made by the Committee under this Section 5.7 shall be final, binding and conclusive on all holders of outstanding options granted under the Plan.

    5.8 CHANGE IN CONTROL. (a) Notwithstanding any other provision of the Plan or any provision of any Award, in the event of (i) a Change in Control or
(ii) a "change in control" within the meaning of the Telephone and Data Systems, Inc. 1994 Long-Term Incentive Plan at a time when TDS owns directly or indirectly at least 50% of either the outstanding stock of the Company or the combined voting power of such stock, all outstanding options shall become immediately exercisable in full. In the event of a Change in Control pursuant to Section (b)(3) below, there may be substituted for each share of Stock available under the Plan, whether or not then subject to an outstanding option, the number and class of shares into which each outstanding share of such Stock shall be converted pursuant to such Change in Control. In the event of such a substitution, the purchase price per share of stock then subject to an outstanding option under the Plan shall be appropriately adjusted by the Committee, but in no event shall the aggregate purchase price for such shares be greater than the aggregate purchase price for the shares of Stock subject to such option prior to the Change in Control.

    (b)  For purposes of the Plan, "Change in Control" shall mean:

        (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally on matters (without regard to the election of directors) (the "Outstanding Voting Securities"), excluding, however, the following: (i) any acquisition directly from the Company or an Affiliate (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company or an Affiliate), (ii) any acquisition by the Company or an Affiliate, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection
    (3) of this Section 5.8(b), or (v) any acquisition by the following persons:
    (A) LeRoy T. Carlson or his spouse, (B) any child of LeRoy T. Carlson or the spouse of any such child, (C) any grandchild of LeRoy T. Carlson, including any child adopted by any child of LeRoy T. Carlson, or the spouse of any such grandchild, (D) the estate of any of the persons described in clauses
    (A)-(C), (E) any trust or similar arrangement (including any acquisition on behalf of such trust or similar arrangement by the trustees or similar persons) PROVIDED THAT all of the current beneficiaries of such trust or similar arrangement are persons described in clauses (A)-(C) or their lineal descendants, or (F) the voting trust which expires on June 30, 2009, or any successor to such voting trust, including the trustees of such voting trust on behalf of such voting trust, (all such persons, collectively, the "Exempted Persons");

        (2) individuals who, as of November 9, 1994, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; PROVIDED THAT any individual who becomes a director of the Company subsequent to November 9, 1994, whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and PROVIDED FURTHER, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

        (3) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 51% of the combined voting power of the outstanding securities of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Company or all or substantially all of the Company's assets) which are entitled to vote generally on matters (without regard to the election of directors), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction, (ii) no Person (other than the following Persons: (V) the Company or an Affiliate, (W) any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (X) the corporation resulting from such Corporate Transaction,
    (Y) the Exempted Persons, (Z) and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Voting Securities) will beneficially own, directly or indirectly, 25% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors) and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

        (4) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

    5.9 NO RIGHT OF PARTICIPATION OR EMPLOYMENT. No person shall have any right to participate in the Plan. Neither the Plan nor any option granted hereunder shall confer upon any person any right to continued employment by the Company or any of its subsidiaries or affiliates or affect in any manner the right of the Company or any of its subsidiaries or affiliates to terminate the employment of any person at any time without liability hereunder.

    5.10 RIGHTS AS STOCKHOLDER. No person shall have any right as a stockholder of the Company with respect to any shares of Stock of the Company which are subject to an option granted hereunder unless and until such person becomes a stockholder of record with respect to such shares of Stock.

    5.11 GOVERNING LAW. The Plan, each option granted hereunder and the related Award, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

    5.12 SEVERABILITY. If a provision of the Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan.

PROXY                                                                     PROXY
               PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF
     THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                      UNITED STATES CELLULAR CORPORATION
                           TO BE HELD ON MAY 17, 1995

   The undersigned hereby appoints LeRoy T. Carlson, Jr., and H. Donald Nelson, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the 1995 Annual Meeting of the Shareholders of United States Cellular Corporation, or at any adjournment thereof, upon the matters as set forth in the Notice of Annual Meeting and Proxy Statement, as designated on the reverse side hereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE AND EACH OF THE PROPOSALS.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                  PROMPTLY USING THE ENCLOSED ENVELOPE
                      (CONTINUED ON REVERSE SIDE)

     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

                              FOR the       WITHHOLD AUTHORITY
                              Nominee       to Vote for the Nominee

1. Election of Directors        / /                    / /
     Paul-Henri Denuit

                                                    For  Against  Abstain
2. Adoption of 1994 Employee Stock Purchase Plan    / /    / /       / /

                                                    For  Against  Abstain
3. Adoption of 1994 Long-Term Incentive Plan        / /    / /       / /

                                                    For  Against  Abstain
4. Ratify Accountants for 1995                      / /    / /       / /

5. In accordance with their discretion, upon all other matters that may properly come before said Annual Meeting and any adjournment thereof

Dated:_____________________________________, 1995

Please Sign Here_________________________________

Please Sign Here_________________________________

(Note: Please date this proxy and sign it exactly as your name or names appear. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, etc. Please return signed proxy in the enclosed envelope.)